MFS MUNICIPAL INCOME TRUST

                STATEMENT DATED DECEMBER 4, 2000
        CREATING TWO SERIES OF MUNICIPAL AUCTION RATE
    CUMULATIVE PREFERRED SHARES (STATEMENT)

         WHEREAS the Board of Trustees of MFS Municipal Income Trust (the Trust) is expressly empowered pursuant to Section 6.1 of the Trusts Declaration of Trust to authorize the issuance of shares of the Trust in one or more classes and series, with such preferences, powers, restrictions, limitations or qualifications as determined by the Board of Trustees and as set forth in the resolution or resolutions providing for the issuance of such preferred shares; and

         WHEREAS the Board of Trustees has determined that it is in the best interests of the Trust to issue one or more series of preferred shares of the Trust.

         NOW THEREFORE, the Board of Trustees does hereby authorize the issuance of two series of preferred shares, without par value, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared), to be designated respectively: Municipal Auction Rate
 Cumulative Preferred Shares, Series T and Municipal
Auction Rate Cumulative Preferred Shares, Series TH. The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the preferred shares are as follows:

                                   PART I
                                 DESIGNATION

         SERIES T: A series of 2,800 preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated Municipal Auction Rate Cumulative
Preferred Shares, Series T and is referred to below as Series T Municipal Preferred. Each share of Series T Municipal Preferred shall be issued on December 7, 2000; have an Applicable Rate for its Initial Rate Period equal to 4.30% per annum; have an initial
Dividend Payment Date of Wednesday, December 13, 2000; and have such other preferences, limitations and relative voting and other rights, in addition to those required by applicable law or set forth in the Trusts Declaration of Trust, as are set forth in Part I and Part II of this Statement. Series T Municipal Preferred shall constitute a separate series of Municipal Preferred of the Trust.

         SERIES TH: A series of 2,800 preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated Municipal Auction Rate Cumulative
Preferred Shares, Series TH and is referred to below as Series TH Municipal Preferred. Each share of Series TH Municipal Preferred shall be issued on December 7, 2000; have an Applicable Rate for its Initial Rate Period equal to 4.30% per annum; have an initial
Dividend Payment Date of Friday, December 15, 2000; and have such other preferences, limitations and relative voting and other rights, in addition to those required by applicable law or set forth in the Trusts Declaration of Trust, as are set forth in Part I and Part II of this Statement. Series TH Municipal Preferred shall constitute a separate series of Municipal Preferred of the Trust.

         The Board of Trustees of the Trust may, in their discretion, authorize the issuance of one or more additional series of Municipal Preferred and may, in their discretion, increase the number of shares of any series of Municipal Preferred so long as such issuance is permitted by paragraph 5 of this Part I of this Statement.

         1. DEFINITIONS. Unless the context or use indicates another or different meaning or intent, in Part I and Part II of this Statement the following terms have the following meanings, whether used in the singular or plural:

         AA Composite Commercial Paper Rate, on any date for any Rate
 Period of shares of a series of Municipal Preferred, shall mean (i) (A) in the case of any Minimum Rate Period or any Special Rate Period of fewer than 49 Rate Period Days, the interest equivalent of the 30-day rate; provided, however, that if such Rate Period is a Minimum Rate Period and the AA Composite Commercial
Paper Rate is being used to determine the Applicable Rate for shares of such series when all of the Outstanding shares of such series are subject to Submitted Hold Orders, then the interest equivalent of the seven-day rate, and (B) in the case of any Special Rate
Period of (1) 49 or more but fewer than 70 Rate Period Days, the interest equivalent of the 60-day rate; (2) 70 or more but fewer than 85 Rate Period Days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates; (3) 85 or more but fewer than 99 Rate Period Days, the interest equivalent of the 90-day rate; (4) 99 or more but fewer than 120 Rate Period Days, the arithmetic average of the interest equivalent of the 90-day and 120-day rates;
(5) 120 or more but fewer than 141 Rate Period Days, the interest equivalent of the 120-day rate; (6) 141 or more but fewer than 162
 Rate Period Days, the arithmetic average of the interest equivalent of the 120-day and 180-day rates; and (7) 162 or more but fewer than 183 Rate Period Days, the interest equivalent of the 180-day rate, in each case on commercial paper placed on behalf of issuers whose corporate bonds are rated AA by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day next preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the AA Composite Commercial Paper Rate, the AA
Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial
Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper
 Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial
 Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Trust does not select any such Substitute Commercial Paper
 Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the interest equivalent of a rate stated on a discount basis (a discount rate) for commercial paper of a given days maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1% of (A) the discount rate divided by (B) the difference between (x) 1.00 and
(y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

         Accountants Confirmation shall have the meaning specified in paragraph 7(c) of this Part I of this Statement.

         Affiliate shall mean, for purposes of the definition of Outstanding, any Person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided, however, that no Broker-Dealer controlled by, in control of or under common control with the Trust shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation one of the trustees, directors or executive officers of which is a trustee of the Trust be deemed to be an Affiliate solely because such trustee, director or executive officer is also a trustee of the Trust.

         Agent Member shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

         Anticipation Notes shall mean Tax Anticipation Notes (TANs), Revenue Anticipation Notes (RANs), Tax and Revenue
Anticipation Notes (SnTRANs), Grant Anticipation Notes (GANs) that are rated by S&P and Bond Anticipation Notes (BANs).

         Applicable Rate shall have the meaning specified in paragraph 2(e)
(i) of this Part I of this Statement.

         Auction shall mean each periodic implementation of the Auction Procedures.

         Auction Agency Agreement shall mean the agreement between the Trust and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for shares of a series of Municipal Preferred so long as the Applicable Rate for shares of such series is to be based on the results of an Auction.

         Auction Agent shall mean the entity appointed as such by a resolution of the Board of Trustees in accordance with paragraph 6 of Part II of this Statement.

         Auction Date, with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate
Period.

         Auction Procedures shall mean the procedures for conducting Auctions set forth in Part II of this Statement.

         Available Municipal Preferred shall have the meaning specified in paragraph 3(a) of Part II of this Statement.

         Benchmark Rate shall have the meaning specified in paragraph 3(c) of Part II of this Statement.

         Beneficial Owner with respect to shares of a series of Municipal Preferred, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of such series.

         Bid and Bids shall have the respective meanings specified in paragraph 1(a) of Part II of this Statement.

         Bidder and Bidders shall have the respective meanings specified in paragraph 1(a) of Part II of this Statement;
provided, however, that neither the Trust nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Trust may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

         Board of Trustees shall mean the Board of Trustees of the Trust or any duly authorized committee thereof.

         Broker-Dealer shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of this Statement, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

         Broker-Dealer Agreement shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such
Broker-Dealer agrees to follow the procedures specified in Part II of this Statement.

         Business Day shall mean a day on which the New York Stock Exchange is open for trading, and which is neither a Saturday,
Sunday nor any other day on which banks in The City of New York, New York are authorized by law to close.

         By-laws means the Amended and Restated By-laws of the Trust, as may be further amended from time to time.

         Code means the Internal Revenue Code of 1986, as amended from time to time.

         Commercial Paper Dealers means Lehman Commercial Paper Incorporated, Goldman, Sachs & Co. and Merrill Lynch, Pierce,
Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

         Common Shares means the common shares of beneficial interest, without par value, of the Trust.

         Cure Date shall have the meaning specified in paragraph 11(b) of this Part I of this Statement.

         Date of Original Issue with respect to shares of a series of Municipal Preferred, shall mean the date on which the Trust originally issued such shares.

         Declaration shall mean the Amended and Restated Declaration of Trust dated November 6, 2000 of the Trust, on file with the
Secretary of The Commonwealth of Massachusetts and as hereafter restated or amended from time to time.

         Deposit Securities shall mean cash and Municipal Obligations rated at least A-1+ or SP-1+ by S&P, except that, for purposes of subparagraph (a)(v) of paragraph 11 of Part I of this Statement, such Municipal Obligations shall be considered Deposit
Securities only if they are also rated P-1, MIG-1 or VMIG-1 by Moodys.

         Discounted Value, as of any Valuation Date, shall mean, (i) with respect to an S&P Eligible Asset, the quotient of the
Market Value thereof divided by the applicable S&P Discount Factor and (ii)
(a) with respect to a Moodys Eligible Asset that is not currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the Market Value thereof divided by (2) the product of (A) the applicable Moodys Discount Factor multiplied by (B) the sum of 1 plus the Moodys Liquidation
Factor; or (b) with respect to a Moodys Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the product of (A) the applicable Moodys Discount Factor multiplied by (B) the sum of 1 plus the Moodys Liquidation Factor.

         Dividend Payment Date, with respect to shares of a series of Municipal Preferred, shall mean any date on which dividends are payable on shares of such series pursuant to the provisions of paragraph
 2(d) of Part I of this Statement.

         Dividend Period, with respect to shares of a series of Municipal Preferred, shall mean the period from and including the
Date of Original Issue of shares of such series to but excluding the initial
 Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding
Dividend Payment Date for shares of such series; provided, however, that the
 Dividend Periods for each of Series T Municipal
Preferred and Series TH Municipal Preferred will never be co-extensive with the
 Dividend Period of the other series of Municipal
Preferred unless the Trust has received an opinion of tax counsel that having such co-extensive periods will not affect the deductibility, for federal income tax purposes, of dividends paid on the different series of Municipal Preferred.

         Escrowed Bonds means Municipal Obligations that (i) have been determined to be legally defeased in accordance with S&P/Moodys legal defeasance criteria, (ii) have been determined to be economically defeased in accordance with S&Ps economic defeasance criteria and assigned a rating of AAA by S&P and a rating of Aaa by Moodys, (iii) are not rated by S&P but have been determined to be legally defeased by Moodys or not rated by Moodys but have been determined to be legally defeased by S&P, or (iv) have been determined to be economically defeased by Moodys and assigned a rating no lower than the rating that is Moodys equivalent of S&Ps AAA rating or have been determined to be economically defeased by S&P and assigned a rating no lower than the rating that is S&Ps equivalent of Moodys Aaa rating.

         Existing Holder, with respect to shares of a series of Municipal Preferred, shall mean a Broker-Dealer (or any such other
Person as may be permitted by the Trust) that is listed on the records of the Auction Agent as a holder of shares of such series.

         Failure to Deposit, with respect to shares of a series of Municipal Preferred, shall mean a failure by the Trust to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on any
 Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on any redemption date in funds available on such redemption date for shares of such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any shares of such series after notice of redemption is mailed pursuant to paragraph 11(c) of Part I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Trusts failure to pay the Redemption Price in respect of shares of Municipal Preferred when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         Federal Tax Rate Increase shall have the meaning specified in th definition of Moodys Volatility Factor.

         Gross-up Payment in respect of any dividend means payment to a Holder of shares of a series of Municipal Preferred of an amount which, giving effect to the Taxable Allocations made with respect to such dividend, would cause such Holders after-tax returns (taking into account both the Taxable Allocations and the Gross-up
 Payment) to be equal to the after-tax return the Holder would have received if no such Taxable Allocations had occurred. Such Gross-up
 Payment shall be calculated: (i) without consideration being given to the time value of money; (ii) assuming that no Holder of shares of Municipal Preferred is subject to the Federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Holder of shares of Municipal Preferred is taxable at the maximum marginal regular Federal individual income tax rate applicable to ordinary income or net capital gain, as applicable, or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made.

         Holder, with respect to shares of a series of Municipal Preferred, shall mean the Registered Holder of such shares as the same appears on the record books of the Trust.

         Hold Order and Hold Orders shall have the respective meanings specified in paragraph 1(a) of Part II of this Statement.

         Independent Accountant shall mean a nationally recognized accountant , or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

         Initial Margin means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.

         Initial Rate Period, with respect to shares of a series of Municipal Preferred, shall mean the period from and including the Date of Original Issue for such series to but excluding the initial Dividend Payment Date for such series.

         Interest Equivalent shall mean a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

         Inverse Floater shall mean trust certificates or other instruments evidencing interests in one or more municipal securities that qualify as S&P Eligible Assets and Moodys Eligible Assets
(and satisfy the issuer and size requirements of the definition of S&P Eligible Assets) the interest rates on which are adjusted at short-term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ratio of the aggregate dollar amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not exceed three to one at their time of original issuance unless the floating rate instrument has only one reset remaining until maturity.

         PersonNameGivenNameKenny SnIndex shall have the meaning set forth under the definition of Taxable Equivalent of the
Short-Term Municipal Bond Rate.

         Liquidation Preference, with respect to a given number of shares of Municipal Preferred, means $25,000 times that number.

         Market Value of any asset of the Trust means the market value thereof determined by the Pricing Services. Market Value of any asset shall include any interest accrued thereon. The Pricing Services will use current industry standards to value portfolio securities. The Pricing Services may employ electronic data processing techniques or a matrix system, or both, to determine valuations. Futures contracts and options shall be valued at closing prices for such instruments established by the exchange or board of trade on which they are traded. Securities for which quotations are not readily available (Internally Priced Securities) shall be valued at fair value on a consistent basis using methods determined in good faith by the Board of Trustees.

         Maximum Potential Gross-up Payment Liability, as of any Valuation Date, shall mean the aggregate amount of Gross-up
Payments that would be due if the Trust were to make Taxable Allocations, with respect to any taxable year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Trust, as of the end of the calendar month immediately preceding such Valuation Date, and assuming such Gross-up Payments are fully taxable.

         Maximum Rate, for shares of a series of Municipal Preferred on any Auction Date for shares of such series, shall mean:

                  (i) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to paragraph 4 of Part I of this Statement, the product of (A)
         the Reference Rate on such Auction Date for the next Rate Period of shares of such series and (B) the Rate Multiple on such
         Auction Date, unless shares of such series have or had a Special Rate Period (other than a Special Rate Period of 28 Rate
         Period Days or fewer) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate
         Period of shares of such series after such Special Rate Period, in which case the higher of:

                           (A)      the dividend rate on shares of such series
 for the then-ending Rate Period; and

                           (B)      the product of (1) the higher of (x) the
 Reference Rate on such Auction Date for a Rate Period
                  equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was 364
                  Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was more than 364 Rate Period
                  Days, and (y) the Reference Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period of shares of such series, if such Special Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period, if such Special Rate Period was more than 364 Rate Period Days and (2) the Rate Multiple on such Auction Date; or

                  (ii) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to paragraph 4 of Part I of this Statement, the product of (A)
         the highest of (1) the Reference Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was more than 364 Rate Period Days, (2) the Reference Rate on such Auction Date for the Special Rate
         Period for which the Auction is being held if such Special Rate Period is 364 Rate Period Days or fewer or the Treasury Note
         Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is more than 364 Rate Period Days, and (3) the Reference Rate on such Auction Date for Minimum Rate Periods and (B) the Rate
         Multiple on such Auction Date.

         Minimum Rate Period shall mean any Rate Period consisting of 7 Rate Period Days.

         Moodys shall mean Moodys Investors Service, Inc., a
StateplaceDelaware corporation, and its successors.

         Moodys Discount Factor shall mean, for purposes of determining the Discounted Value of any Moodys Eligible Asset, the
percentage determined by reference to the rating on such asset and the shortest
 Exposure Period set forth opposite such rating that is the same length as or is longer than the Moodys Exposure Period, in accordance with the table set forth below:

                             Rating Category

       Exposure Period        Aaa*  Aa*   A*   Baa*  Other**  (V)MIG-1***
7 weeks....................   151%  159% 166%  173%  187%      136%
8 weeks or less but greater   154   161  168   176   190       137
9 weeks or less but greater   156   163  170   177   192       138

SP-1+****  Unrated*****
148%        225%
149         231
150         240

*        SnMoodys rating.
**       Municipal Obligations not rated by Moodys but rated BBB by S&P.
***      Municipal Obligations rated MIG-1 or VMIG-1, which do not mature or have a demand feature at par exercisable in 30 days and
         which do not have a long-term rating.
****     Municipal Obligations not rated by Moodys but rated SP-1+ by S&P, which do not mature or have a demand feature at par
         exercisable in 30 days and which do not have a long-term rating.
*****    Municipal Obligations rated less than Baa3 by Moodys or less than
BBB by S&P or not rated by Moodys or S&P.


         Notwithstanding the foregoing, (i) the Moodys Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least MIG-1, VMIG-1 or P-1 by Moodys and mature or have a demand feature at par exercisable in 30 days or less or 125% so long as such Municipal Obligations are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable in 30 days or less and (ii) no Moodys Discount Factor will be applied to cash or futures, options and similar instruments (to the extent such securities are Moodys Eligible
 Assets); provided, however, that for purposes of determining the Moodys Discount Factor applicable to a Municipal Obligation, any Municipal Obligation (excluding any short-term
Municipal Obligation) not rated by Moodys but rated by S&P shall be deemed to have a Moodys rating which is one full rating category lower than its S&P rating.

         Moodys Eligible Asset shall mean trade date cash, futures, options U.S. Government Securities (which are valued for the purposes of meeting the Municipal Preferred Basic Maintenance Amount without application of any discount factor), and similar instruments (other than Inverse Floaters) or a Municipal Obligation that (i)
 pays interest in cash, (ii) does not have its Moodys rating, if applicable, suspended by Moodys, (iii) is part of an issue of
 Municipal Obligations of at least $10,000,000 (including
Escrowed Bonds that are legally defeased), and (iv) is not subject to a covered call or a covered put option written by the Trust.
These eligible assets are valued or accounted for on a trade date basis assuming normal settlement for the Municipal Market.
Municipal Obligations issued by any one issuer (excluding escrowed bonds)
 and not rated by Moodys or rated lower than Baa3 by Moodys and not rated by S&P or rated lower than BBB by S&P (Unrated Moodys
 Municipal Obligations), together with any Municipal
Obligations issued by the same issuer and rated BBB by S&P may comprise no more than 4% of total Moodys Eligible Assets; such BBB-rated Municipal Obligations and Unrated Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Baa by Moodys or A by S&P may comprise no more than 6% of total Moodys Eligible Assets; such BBB, Baa and
A rated Municipal Obligations and Unrated Moodys Municipal Obligations, if
 any, together with any Municipal Obligations issued by the same issuer and rated A by Moodys or AA by S&P, may comprise no more than 10% of total Moodys Eligible Assets; and such BBB,
Baa, A and AA-rated Municipal Obligations and Unrated Moodys Municipal
 Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Aa by Moodys or AAA by S&P, may comprise no more than 20% of total Moodys Eligible Assets. For purposes of the foregoing sentence, any Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such third-party credit is the sole determinant of the rating on such Municipal Obligations. Municipal Obligations issued by issuers located within a single state or territory (excluding escrowed bonds) and not rated by Moodys or rated lower than Baa3 by Moodys and not rated by S&P or rated lower than BBB by S&P, together with any Municipal Obligations issued by issuers located within the same state or territory and rated BBB by S&P may comprise no more than 12% of total Moodys Eligible Assets; such BBB-rated Municipal Obligations and Unrated Moodys Municipal
Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated
Baa by Moodys or A by S&P, may comprise no more than 20% of total Moodys Eligible Assets; such BBB, Baa and A-rated Municipal
Obligations and Unrated Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated A by Moodys or AA by S&P, may comprise no more than 40% of total Moodys Eligible
Assets; and such BBB, Baa, A and AA-rated Municipal Obligations and Unrated Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated Aa by Moodys or AAA by S&P, may comprise no more than 60% of total Moodys Eligible Assets. Municipal
 Obligations which are not rated by Moodys or S&P may comprise no more than 40% of the aggregate Market Value of Moodys Eligible Assets;
 provided, however, that if the Market Value of such Municipal Obligations exceeds 40% of the aggregate Market Value of Moodys
 Eligible Assets, a portion of such Municipal Obligations
(selected by the Trust) shall not be considered Moodys Eligible Assets, so that the Market Value of such Municipal Obligations
(excluding such portion) does not exceed 40% of the aggregate Market Value of
 Moodys Eligible Assets; provided, however, that no such unrated Municipal Obligation shall be considered a Moodys Eligible Asset if such Municipal Obligation shall be in default, which term shall mean for purposes of this definition, either (a) the nonpayment by the issuer of interest or principal when due or
(b) the notification of the Trust by the trustee under the underlying indenture or other governing instrument for such Municipal
Obligation that the issuer will fail to pay when due principal or interest on such Municipal Obligation. For purposes of applying the foregoing requirements, a Municipal Obligation shall be deemed to be rated
 BBB by S&P if rated BBB-, BBB or BBB+ by S&P, and Municipal Obligations rated MIG-1, VMIG-1 or P-1 or, if not rated by Moodys, rated A-1+/AA or SP-1+/AA by S&P, shall be considered to have a long-term rating of A. When the Trust sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future day, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Moodys Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the Municipal Preferred Basic Maintenance Amount. When the Trust purchases a
 Moodys Eligible Asset and agrees to sell it at a future date, such Eligible Asset shall be valued at the amount of cash to be received by the Trust upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A2 and a short-term debt rating of at least P1 from Moodys and the transaction has a term of no more than 30 days; otherwise such Eligible
 Asset shall be valued at the Discounted Value of such Eligible Asset. For purposes of determining the aggregate Discounted Value of Moodys Eligible Assets, such aggregate amount shall be reduced with respect to any futures contracts as set forth in paragraph 10(a) of this Part I.

         Notwithstanding the foregoing, an asset will not be considered a Moodys Eligible Asset to the extent it is (i) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, Liens), except for (a)
Liens which are being contested in good faith by appropriate proceedings and which Moodys has indicated to the Trust will not affect the status of such asset as a Moodys Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by Massachusetts
Financial Services Company, State Street Bank and Trust or the Auction Agent,
(d) Liens by virtue of any repurchase agreement or futures contract, and (e) Liens by virtue of the transfer of such asset that is a Municipal Obligation by the Trust to a special purpose issuer that, in turn, issues floating rate trust certificates or other instruments and corresponding Inverse Floaters that collectively evidence interests in such asset, provided that, for purposes of calculating the total market value of such asset, the accrued interest of such asset shall be derived from the accrued interest of the Inverse Floaters representing interests therein; or
(ii) deposited irrevocably for the payment of any liabilities for purposes of determine the Municipal Preferred Basic Maintenance
Amount.  In addition, an asset will not be considered a Moodys Eligible Asset if it is an Internally Priced Security (as defined under Market Value).

         Moodys Exposure Period shall mean the period commencing on a given Valuation Date and ending 49 days thereafter.

         Moodys Liquidity Factor shall equal the product, expressed as a percentage, of (i) the quotient, expressed as a percentage, of (A) the aggregate value of the Municipal Obligations that are transferred by the Trust to special purpose issuers that, in turn, issue floating rate trust certificates or other instruments and corresponding Inverse Floaters that collectively evidence interests in such Municipal Obligations divided by (B) the total asset value of the Trust; multiplied by (ii) the quotient, measured at their time of original issuance, expressed as a percentage, of (A)
 the aggregate dollar amount of floating rate trust certificates or other instruments issued by the same issuer that issued, and corresponding to, the Inverse Floaters issued by the special purpose issuers referred to in clause (i)(A) of this definition divided by (B) the aggregate value calculated in clause
(i)(A) of this definition; multiplied by (iii) 15%.

         Moodys Volatility Factor shall mean, as of any Valuation Date, (i) in the case of any Minimum Rate Period, any Special
Rate period of 28 Rate Period Days or fewer, or any Special Rate Period of 57 Rate Period Days or more, a multiplicative factor equal to 275%, except as otherwise provided in the last sentence of this definition ; (ii) in the case of any Special Rate Period of more than 28 but fewer than 36 Rate Period Days, a multiplicative factor equal to 203%; (iii) in the case of any Special Rate Period of more than 35 but fewer than 43 Rate Period Days, a multiplicative factor equal to 217%; (iv) in the case of any Special Rate Period of more than 42 but fewer than 50 Rate Period Days, a multiplicative factor equal to 226%; and (v) in the case of any Special Rate
Period of more than 49 but fewer than 57 Rate Period Days, a multiplicative factor equal to 235%. If, as a result of the enactment of changes to the Code, the greater of the maximum marginal Federal individual income tax rate applicable to ordinary income and the maximum marginal Federal corporate income tax rate applicable to ordinary income will increase, such increase being rounded up to the next five percentage points (the Federal Tax Rate Increase), until the effective date of such increase, the Moodys Volatility
Factor in the case of any Rate Period described in (i) above in this definition instead shall be determined by reference to the following table:


             Federal                           Volatility
        Tax Rate Increase                        Factor

              5%                                  295%
             10%                                  317%
             15%                                  341%
             20%                                  369%
             25%                                  400%
             30%                                  436%
             35%                                  477%
             40%                                  525%

         Municipal Obligations shall mean Municipal Obligations as defined in the Trusts registration statement on Form N-2 as filed with the Securities and Exchange Commission on July 27, 2000 and November
 28, 2000 (the Registration Statement).

         Municipal Preferred shall mean the Municipal Auction Rate Cumulative Preferred Shares, Series T and/or Series TH without par value, liquidation preference $25,000 per share, of the Trust.

         Municipal Preferred Basic Maintenance Amount, as of any Valuation Date, shall mean the dollar amount equal to the sum of
(i) (A) the product of the number of shares of Municipal Preferred outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of Preferred Shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to shares of Municipal
 Preferred (or other Preferred Shares) then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for shares of Municipal Preferred outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding Preferred Shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of Municipal Preferred outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Rate Period commencing on such Dividend Payment Date) for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Trust shall have delivered a Notice of Special Rate Period to the Auction Agent pursuant to paragraph 4(d)(i) of this Part I with respect to shares of such series, such Maximum Rate shall be the higher of (a) the Maximum Rate for the Special Rate Period of shares of such series to commence on such Dividend Payment Date and
(b) the Maximum Rate for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, multiplied by the
Volatility Factor applicable to a Minimum Rate Period, or, in the event the Trust shall have delivered a Notice of Special Rate
Period to the Auction Agent pursuant to paragraph 4(d)(i) of this Part I with respect to shares of such series designating a Special
Rate Period consisting of 49 Rate Period Days or more, the Volatility Factor applicable to a Special Rate Period of that length (plus the aggregate amount of dividends that would accumulate at the maximum dividend rate or rates on any other Preferred Shares outstanding from such respective dividend payment dates through the 49th day after such Valuation Date, as established by or pursuant to the respective statements establishing and fixing the rights and preferences of such other Preferred Shares) (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of Preferred Shares other than Municipal Preferred, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of the Preferred
 Shares other than Municipal Preferred, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be) in respect of those days); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the Trusts Maximum Potential Gross-up Payment Liability in respect of shares of Municipal Preferred (and similar amounts payable in respect of other Preferred Shares pursuant to provisions similar to those contained in paragraph 3 of Part I of this Statement) as of such Valuation Date; (F) only for purposes of paragraph 7(a)(ii) of Part I of this Statement, the total market value of the floating rate trust certificates or other instruments corresponding to the Inverse Floaters held by the Trust as of such Valuation
Date and issued by the same issuer that issued such Inverse Floaters, provided that the total market value of each such floating rate trust certificate or other instrument is calculated as the sum of (i) its principal amount and (ii) the difference of (a) the accrued interest of the municipal security or securities underlying such floating rate trust certificate or other instrument and the corresponding Inverse Floater less (b) the accrued interest of the corresponding Inverse Floater; and (G) any current liabilities as of such Valuation Date to the extent not reflected in any of (i) (A) through
(i)(F) (including, without limitation, any payables for Municipal Obligations purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., for purposes of current Moodys guidelines, the face value of cash and short-term Municipal
Obligations rated MIG-1, VMIG-1 or P-1, provided in each case that such securities mature on or prior to the date upon which any of
(i) (A) through (i)(G) become payable, otherwise the Moodys Discounted Value or for purposes of current S&P guidelines, the face value of cash and short-term municipal securities rated A-1+ or SP-1+ and mature or have a demand feature exercisable in 30 days or less, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(G) become payable, otherwise S&Ps Discounted Value) of any of the Trusts assets irrevocably deposited by the Trust for the payment of any of
(i) (A) through (i)(G).

         Municipal Preferred Basic Maintenance Cure Date, with respect to the failure by the Trust to satisfy the Municipal
Preferred Basic Maintenance Amount (as required by paragraph 7(a) of Part I of this Statement) as of a given Valuation Date, shall mean the second Business Day following such Valuation Date.

         Municipal Preferred Basic Maintenance Report shall mean a report signed by the President, Treasurer, Secretary, Assistant
Treasurer or Assistant Secretary of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market
Value and the Discounted Value thereof (seriatim and in aggregate), and the Municipal Preferred Basic Maintenance Amount.

         1940 Act shall mean the Investment Company Act of 1940, as amended from time to time.

         1940 Act Cure Date, with respect to the failure by the Trust to maintain the 1940 Act Municipal Preferred Asset Coverage
(as required by paragraph 6 of this Part I of this Statement) as of the last Business Day of each month, shall mean the last Business
Day of the following month.

         1940 Act Municipal Preferred Asset Coverage shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including all outstanding shares of Municipal Preferred (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

         Notice of Redemption shall mean any notice with respect to the redemption of shares of Municipal Preferred pursuant to paragraph 11(c) of this Part I of this Statement.

         Notice of Special Rate Period shall mean any notice with respect to a Special Rate Period of shares of Municipal Preferred pursuant to paragraph 4(d)(i) of this Part I of this Statement.

         Order and Orders shall have the respective meanings specified in paragraph 1(a) of Part II of this Statement.

         Outstanding shall mean, as of any Auction Date with respect to shares of any series of Municipal Preferred, the number of shares of such series theretofore issued by the Trust except, without duplication, (i) any shares of such series theretofore canceled or delivered to the Auction Agent for cancellation or redeemed by the Trust,
(ii) any shares of such series as to which the Trust or any Affiliate thereof shall be an Existing Holder and (iii) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

         Persons shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         Pricing Services shall mean those pricing services which are both designated from time to time by the Board of Trustees and approved from time to time for use by S&P (the pricing services approved for use by S&P as of the date of this Statement are Bloomberg, Bridge Information Services, Interactive Data Corporation, Merrill
 Lynch Securities Pricing Service, Standard and Poors,
JJ Kenny (Municipal securities only) and CIBC Wood Gundy (Canadian government and provincial securities only)).

         Potential Beneficial Owner, with respect to shares of a series of Municipal Preferred, shall mean a customer of a
Broker-Dealer that is not a Beneficial Owner of shares of such series but that wishes to purchase shares of such series, or that is a Beneficial Owner of shares of such series that wishes to purchase additional shares of such series.

         Potential Holder, with respect to shares of a series of Municipal Preferred, shall mean a Broker-Dealer (or any such other person as may be permitted by the Trust) that is not an Existing Holder of shares of such series or that is an Existing Holder of shares of such series that wishes to become the Existing Holder of additional shares of such series.

         Preferred Shares shall mean the preferred shares, without par value, of the Trust, and includes the shares of Municipal
Preferred.

         Quarterly Valuation Date shall mean the last Business Day of each January, GivenNameApril, July and October of each year, commencing on January 31, 2001 with respect to Series T Municipal Preferred and Series TH Municipal Preferred.

         Rate Multiple, for shares of a series of Municipal Preferred on any Auction Date for shares of such series, shall mean the percentage, determined as set forth below (depending on whether the Trust has notified the Auction Agent of its intent to allocate any net capital gain or other income taxable for Federal income tax purposes to shares of such series prior to the Auction establishing the Applicable Rate for shares of such series as provided in this
 Statement), based on the prevailing rating of shares of such series in effect at the close of business on the Business Day next preceding such Auction Date:

                                    Applicable                   Applicable
                                   Percentage-                   Percentage-
Prevailing Rating                 No Notification                Notification

aa3/AA- or higher..                110%                           150%
a3/A-..............                125%                           160%
baa3/BBB-..........                150%                           250%
ba3/BB-............                200%                           275%
Below ba3/BB-......                250%                           300%

         For purposes of this definition, the prevailing rating of shares of a series of Municipal Preferred shall be (i) aa3/AA-or higher if such shares have a rating of aa3 or better by Moodys and AA- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not aa3/AA- or higher, then a3/A- if such shares have a rating of a3 or better by Moodys and A- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not aa3/AA- or higher or a3/A-, then baa3/BBB- if such shares have a rating of baa3 or better by Moodys and BBB- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iv) if not aa3/AA- or higher, a3/A- or baa3/BBB-, then ba3/BB- if such shares have a rating of ba3 or better by Moodys and BB- or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (v) if not aa3/AA- or higher, a3/A-, baa3/BBB-, or ba3/BB-, then below ba3/BB-; provided, however, that if such shares are rated by only one rating agency, the prevailing rating will be determined without reference to the rating of any other rating agency. The Trust shall take all reasonable action necessary to enable either
S&P or SnMoodys to provide a rating for shares of Municipal Preferred. If neither S&P nor Moodys shall make such a rating available, Salomon Smith Barney Inc. or its successor shall select at least one nationally recognized statistical rating organization
(as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of
1934, as amended from time to time) to act as a substitute rating agency in respect of shares of such series of Municipal Preferred, and the Trust shall take all reasonable action to enable such rating agency to provide a rating for such shares.

         Rate Period, with respect to shares of a series of Municipal Preferred, shall mean the Initial Rate Period of shares of such series and any Subsequent Rate Period, including any Special Rate Period, of shares of such series.

         Rate Period Days, for any Rate Period or Dividend Period, means the number of days that would constitute such Rate Period or Dividend Period but for the application of paragraph 2(d) of Part I of this Statement or paragraph 4(b) of Part I of this Statement.

         Redemption Price shall mean the applicable redemption price specified in paragraph 11(a) or (b) of Part I of this
Statement.

         Reference Rate shall mean (i) the higher of the Taxable Equivalent of the Short-Term Municipal Bond Rate and the AA
Composite Commercial Paper Rate in the case of Minimum Rate Periods and Special
 Rate Periods of 28 Rate Period Days or fewer; (ii) the AA Composite Commercial Paper Rate in the case of Special Rate Periods of more than 28 Rate Period Days but fewer than 183 Rate
Period Days; and (iii) the Treasury Bill Rate in the case of Special Rate Periods of more than 182 Rate Period Days but fewer than 365 Rate Period Days.

         Registration Statement has the meaning specified in the definition of Municipal Obligations.

         S&P means Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         S&P Discount Factor shall mean, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest S&P
 Exposure Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

                           Rating Category
 Exposure Period      AAA*     AA*      A*       BBB*    Unrated**    Zeros***

45 Business Days...  190%     195%     210%      250%       220%        572%
25 Business Days...  170      175      190       230        220         496
10 Business Days...  155      160      175       215        220         426
7 Business Days...   150      155      170       210        220         411
3 Business Days...   130      135      150       190        220         388
_______________

*    S&P rating.

**   S&P Eligible Assets not rated by S&P or rated less than BBB by S&P and not rated at least the equivalent of an A rating by another nationally recognized credit rating agency.

*** Municipal Obligations which are not interest bearing or do not pay interest at least semi-annually and that are rated AAA by S&P.

         Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable within 30 days or less, 120% if such Municipal Obligations are rated A-1 or SP-1- by S&P and mature or have a demand feature exercisable within 30 days or less, or 125% if such Municipal Obligations are not rated by S&P but are rated
 VMIG-1, P-1 or MIG-1 by Moodys; provided, however, that any such Moodys-rated short-term Municipal Obligations which have demand features exercisable within 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution with a short-term rating of at least A-1+ from S&P; (ii) no S&P Discount Factor will be applied to cash;
(iii) the S&P Discount Factor for Inverse Floaters shall be equal to the product of (A) the discount factor determined by reference to the table above and (B) the ratio, at their time of original issuance, expressed as a fraction, of (1) the aggregate dollar amount of floating rate trust certificates or other instruments corresponding to and issued by the same issuer as issued such
 Inverse Floaters to (2) the aggregate dollar amount of such Inverse Floaters; and (iv) except as set forth in clause (i) above, in the case of any Municipal Obligation that is not rated by S&P or rated less than BBB by S&P but qualifies as an S&P Eligible Asset pursuant to clause (iii) of that definition, such Municipal
Obligation will be deemed to have an S&P rating one full rating category lower than the S&P rating category that is the equivalent of the rating category in which such Municipal Obligation is placed by such other nationally recognized credit rating agency. For purposes of the foregoing, Anticipation Notes rated SP-1+ or, if not rated by
 S&P, rated MIG-1 or VMIG-1 by Moodys, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Municipal Obligations. In calculating the Discounted Value of the Trusts portfolio, a Discount Factor of 441.8% will be applied to Municipal Obligations rated AAA by S&P which are not interest bearing or do not pay interest at least semi-annually.

         S&P Eligible Asset shall mean trade date cash (excluding any cash irrevocably deposited by the Trust for the payment of any liabilities within the meaning of Municipal Preferred Basic Maintenance Amount), futures, options, Inverse Floaters, U.S.
Government Securities (which are valued for the purposes of meeting the
 Municipal Preferred Basic Maintenance Amount without application of any discount factor) and similar instruments or a Municipal
 Obligation owned by the Trust that (i) is interest bearing and pays interest at least semi-annually (except as stated in number four
 (4) below); (ii) is payable with respect to principal and interest in U.S. Dollars; (iii) in the case of Anticipation Notes that are Grant Anticipation Notes or Bond Anticipation Notes be rated by S&P (iv) is not part of a
 confidentialinformationexposureTagType5private placement of Municipal Obligations (except in the case of Inverse Floaters); (v) is part of an issue of Municipal Obligations (excluding Escrowed Bonds that are legally defeased) with an original issue size of at least $20 million or, if of an issue with an original issue size below $20 million (but in no event below $10 million), is issued by an issuer with a total of at least $50 million of securities outstanding; and (vi) is not subject to a covered call or covered put option written by the Trust. These eligible assets are valued or accounted for on a trade date basis assuming normal settlement for the Municipal Market. S&P Eligible Assets shall not include Internally Priced Securities (as defined under Market Value). Solely for purposes of this definition, the term
 Municipal Obligation means any obligation the interest on which is exempt from regular Federal income taxation and which is issued by any of the fifty United States, the StateDistrict of Columbia or any of the territories of the country-regionplaceUnited States, their subdivisions, counties, cities, towns, villages, school districts and agencies (including authorities and special districts created by the states), and federally sponsored agencies such as local housing authorities. Notwithstanding the foregoing limitations:

                  (1) Municipal Obligations (excluding Escrowed Bonds) of any one issuer or guarantor (excluding bond insurers)
         shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed
         10% of the aggregate Market Value of S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Obligations exceeds 5% of the aggregate Market Value of S&P
         Eligible Assets, and provided that Municipal Obligations (excluding Escrowed Bonds) not rated by S&P or rated less than BBB by S&P and not rated at least A by another nationally recognized credit rating agency of any one issuer or guarantor
         (excluding bond insurers) shall constitute S&P Eligible Assets only to the extent the Market Value of such Municipal
         Obligations does not exceed 5% of the aggregate Market Value of S&P Eligible Assets;

                  (2) Municipal Obligations not rated at least BBB or not rated by S&P and not rated at least A by another nationally recognized credit rating agency shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 50% of the aggregate Market Value of S&P Eligible Assets; provided, however, that if the Market Value of such Municipal Obligations exceeds 50% of the aggregate Market Value of S&P Eligible Assets, a portion of such Municipal Obligations (selected by the Trust) shall not be considered S&P Eligible Assets, so that the
         Market Value of such Municipal Obligations (excluding such portion) does not exceed 50% of the aggregate Market Value of S&P
         Eligible Assets;

                  (3) Long-term Municipal Obligations (excluding Escrowed Bonds) issued by issuers in any one state or territory shall be considered S&P Eligible Assets only to the extent that the Market Value of such Municipal Obligations does not exceed 25% of the aggregate Market Value of S&P Eligible Assets;

                  (4) Municipal Obligations which are not interest bearing or do not pay interest at least semi-annually shall be considered S&P Eligible Assets if rated AAA by S&P; and

                  (5) A Municipal Obligation that is transferred by the Trust to a special purpose issuer that, in turn, issues floating rate trust certificates or other instruments and corresponding Inverse Floaters that collectively evidence interests in such Municipal Obligation shall not be considered a S&P Eligible Asset.

         For purposes of determining the aggregate Discounted Value of S&Ps Eligible Assets, such aggregate amount shall be reduced with respect to any futures contracts as set forth in paragraph 10(a) of this
 Part I.

         S&P Exposure Period shall mean the period commencing on a given Valuation Date and ending three business days thereafter.

         S&P Volatility Factor shall mean, as of any Valuation Date, a multiplicative factor equal to (i) 305% in the case of any Minimum Rate Period or any Special Rate Period of 28 Rate Period Days or fewer; (ii) 268% in the case of any Special Rate Period of more than 28 Rate Period Days but fewer than 183 Rate Period Days; and (iii)
 204% in the case of any Special Rate Period of more than 182 Rate Period Days.

         Securities Depository shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Municipal Preferred.

         Sell Order and Sell Orders shall have the respective meanings specified in paragraph 1(a) of Part II of this Statement.

         Special Rate Period, with respect to shares of a series of Municipal Preferred, shall have the meaning specified in paragraph 4(a) of Part I of this Statement.

         Special Redemption Provisions shall have the meaning specified in paragraph 11(a)(i) of Part I of this Statement.

         Submission Deadline shall mean 1:30 P.M., placeCityNew York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the
 Auction Agent as specified by the Auction Agent from time to time.

         Submitted Bid and Submitted Bids shall have the respective meanings specified in paragraph 3(a) of Part II of this Statement.

         Submitted Hold Order and Submitted Hold Orders shall have therespective meanings specified in paragraph 3(a) of Part II of this Statement.

         Submitted Order and Submitted Orders shall have the respective meanings specified in paragraph 3(a) of Part II of this Statement.

         Submitted Sell Order and Submitted Sell Orders shall have the respective meanings specified in paragraph 3(a) of Part II of this Statement.

         Subsequent Rate Period, with respect to shares of a series of Municipal Preferred, shall mean the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series;
 provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

         Substitute Commercial Paper Dealer shall mean CS First Boston or Morgan Stanley & Co. Incorporated or their respective affiliates or successors, if such entity is a commercial paper dealer; provided, however, that none of such entities shall be a Commercial Paper Dealer.

         Substitute U.S. Government Securities Dealer shall mean CS First Boston and Merrill Lynch, Pierce, Fenner & Smith
Incorporated or their respective affiliates or successors, if such entity is a U.S. Government securities dealer; provided, however, that none of such entities shall be a U.S. Government Securities Dealer.

         Sufficient Clearing Bids shall have the meaning specified in paragraph 3(a) of Part II of this Statement.

         Taxable Allocation shall have the meaning specified in paragraph 3 of Part I of this Statement.

         Taxable Equivalent of the Short-Term Municipal Bond Rate, on any date for any Minimum Rate Period or Special Rate Period of 28 Rate Period Days or fewer, shall mean 90% of the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the S&P Kenny 30 day High Grade Index or any successor index (the Kenny Index) (provided, however, that any such successor index must be approved by Moodys (if Moodys is then rating the shares of Municipal Preferred) and S&P (if S&P is then rating the shares of Municipal Preferred)), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by S&P J.J. Kenny Evaluation Services or any successor thereto, based upon 30-day yield evaluations at par of short-term bonds the interest on which is excludable for regular Federal income tax purposes under the Code, of high grade component issuers selected by S&P J.J. Kenny Evaluation Services or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds, but shall exclude any bonds the interest on which constitutes an item of tax preference under Section
 57(a)(5) of the Code, or successor provisions, for purposes of the alternative minimum tax, divided by (B) 1.00 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income (in each case expressed as a decimal), whichever is greater; provided, however, that if the Kenny Index is not made so available by 8:30
A.M., New York City time, on such date by S&P J.J. Kenny Evaluation Services or any successor, the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (B) 1.00 minus the maximum marginal regular
Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income (in each case expressed as a decimal), whichever is greater.

         Taxable Income shall have the meaning specified in paragraph 3(c of Part II of this Statement.

         Treasury Bill shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of 364 days or less.

         Treasury Bill Rate, on any date for any Rate Period, shall mean (i) the bond equivalent yield, calculated in accordance with prevailing industry convention, of the rate on the most recently auctioned
 Treasury Bill with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or
(ii) in the event that any such rate is not published in The Wall Street Journal, then the bond equivalent yield, calculated in accordance with prevailing industry convention, as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government
Securities Dealers to the Auction Agent.

         Treasury Note shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of five years or less but more than 364 days.

         Treasury Note Rate, on any date for any Rate Period, shall mean (i) the yield on the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the yield as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction
Agent.  If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Bill Rate of the Treasury
Note Rate, the Treasury Bill Rate or the Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government
Securities Dealers selected by the Trust to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Trust does not select any such Substitute U.S. Government
Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S.
Government Securities Dealers.

         U.S. Government Securities shall mean bonds or other debt obligations issued by, or whose principal or interest payments are guaranteed by, the country-regionplaceU.S. government or one of its agencies or instrumentalities. U.S. Government Securities also include interests in trust or other entities representing interests in obligations that are issued or guaranteed by the U.S.
Government, its agencies, authorities or instrumentalities.

         U.S. Government Securities Dealer shall mean Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon
Smith Barney Inc. and Morgan Guaranty Trust Company of StateNew York or
 their respective affiliates or successors, if such entity is a country-regionplaceU.S. government securities dealer.

         Valuation Date shall mean, for purposes of determining whether the Trust is maintaining the Municipal Preferred Basic
Maintenance Amount, each Business Day.

         Variation Margin means, in connection with an outstanding futures contract owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.

         Volatility Factor shall mean, as of any Valuation Date, the greater of the Moodys Volatility Factor and the S&P
Volatility Factor.

         Voting Period shall have the meaning specified in paragraph 5(b) of this Part I of this Statement.

         Winning Bid Rate shall have the meaning specified in paragraph 3(a) of Part II of this Statement.

         2.       DIVIDENDS.

         (a) RANKING. The shares of a series of Municipal Preferred shall rank on a parity with each other, with shares of any other series of Municipal Preferred and with shares of any other series of Preferred Shares as to the payment of dividends by the Trust.

         (b) CUMULATIVE CASH DIVIDENDS. The Holders of shares of Municipal Preferred of any series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration, this Statement and applicable law, cumulative cash dividends at the Applicable
Rate for shares of such series, determined as set forth in subparagraph (e) of this paragraph 2, and no more (except to the extent set forth in paragraph 3 of this Part I), payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to subparagraph (d) of this paragraph 2. Holders of shares of Municipal Preferred shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on shares of Municipal Preferred.
No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of
 Municipal Preferred which may be in arrears, and, except to the extent set forth in subparagraph (e)(i) of this paragraph 2, no additional sum of money shall be payable in respect of any such arrearage.

         (c) DIVIDENDS CUMULATIVE FROM DATE OF ORIGINAL ISSUE. Dividends on shares of Municipal Preferred of any series shall accumulate at the Applicable Rate for shares of such series from the Date of Original Issue thereof.

         (d)      DIVIDEND PAYMENT DATES AND ADJUSTMENTS THEREOF.  The
Dividend Payment Dates with respect to shares of a series of Municipal Preferred shall be Wednesday, December 13, 2000 and each Wednesday thereafter with respect to shares of Series T Municipal
Preferred and Friday, December 15, 2000 and each Friday thereafter with respect to shares of Series TH Municipal Preferred; provided, however, that

                  (i) if the Wednesday or Friday, as the case may be, on which dividends would otherwise be payable on shares of such series is not a Business Day, then such dividends shall be payable on shares of such series on the first Business Day that falls after such Wednesday or Friday, as the case may be; and

                  (ii) notwithstanding the foregoing provisions of this paragraph 2(d), the Trust in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of shares of a series of Municipal Preferred consisting of more than 28 Rate Period Days; provided, however, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Secretary of the Trust; and further provided that (1) any such Dividend Payment Date shall be a Business Day and
         (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with subparagraph (b) of paragraph 4 of Part I of this
         Statement.

         (e)      DIVIDEND RATES AND CALCULATION OF DIVIDENDS.

                  (i) DIVIDEND RATES. The dividend rate on shares of Municipal Preferred of any series during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Rate Period of shares of such series shall be equal to the rate per annum set forth with respect to shares of such series under
         Designation in this Part I. For each Subsequent Rate Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the
         Auction Date next preceding such Subsequent Rate Period; provided, however, that if:

                           (A)      an Auction for any such Subsequent Rate
 Period is not held for any reason other than as described
                  below, the dividend rate on shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date therefor;

                           (B)      any Failure to Deposit shall have occurred
 with respect to shares of such series during any Rate
                  Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with subparagraph (f) of this paragraph 2, no Auction will be held in respect of shares of such series for the Subsequent Rate Period thereof and the dividend rate for shares of such series for such Subsequent Rate
                  Period will be the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period;

                           (C)      any Failure to Deposit shall have occurred
 with respect to shares of such series during any Rate
                  Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with subparagraph (f) of this paragraph 2, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter
(or for any Rate Period thereof thereafter to and including
                  the Rate Period during which such Failure to Deposit is cured in accordance with subparagraph (f) of this paragraph
                  2, no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be
                  Below ba3/BB-); or

                           (D)      any Failure to Deposit shall have occurred
with respect to shares of such series during a Special
                  Rate Period thereof consisting of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any
                  Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with subparagraph (f) of this paragraph 2, no Auction will be held in respect of shares of such series for such
                  Subsequent Rate Period (or for any Rate Period thereof thereafter to and including the Rate Period during which such
                  Failure to Deposit is cured in accordance with subparagraph
 (f) of this paragraph 2, no later than 12:00 Noon, New
                  York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be Below ba3/BB-) (the rate per annum of which dividends are payable on shares of a series of Municipal Preferred for any Rate Period thereof being herein referred to as the Applicable Rate for shares of such series).

                  (ii) CALCULATION OF DIVIDENDS. The amount of dividends per share payable on shares of a series of Municipal
         Preferred on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the
         Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or
         Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period consists of 7 Rate Period
         Days and 360 for all other Dividend Periods, and applying the rate obtained against $25,000.

         (f) CURING A FAILURE TO DEPOSIT. A Failure to Deposit with respect to shares of a series of Municipal Preferred shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payments to the Auction Agent) with respect to any Rate Period of shares of such series if, within the respective time periods described in subparagraph (e)(i) of this paragraph 2, the Trust shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on shares of such series and (B) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to paragraph 11(c) of Part
 I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Trusts failure to pay the Redemption Price in respect of shares of Municipal Preferred when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (g) DIVIDEND PAYMENTS BY TRUST TO AUCTION AGENT. The Trust shall pay to the Auction Agent, not later than 12:00 Noon, New York City time, on each Dividend Payment Date for shares of a series of Municipal Preferred, an aggregate amount of federal funds or similar same-day funds in The City of New York, New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

         (h) AUCTION AGENT AS TRUSTEE OF DIVIDEND PAYMENTS BY TRUST. All moneys paid to the Auction Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Auction Agent for the benefit of the Holders specified in subparagraph (i) of this paragraph 2. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were so to have been applied.

         (i) DIVIDENDS PAID TO HOLDERS. Each dividend on shares of Municipal Preferred shall be paid on the Dividend Payment
Date therefor to the Holders thereof as their names appear on the record books of the Trust on the Business Day next preceding such Dividend Payment Date.

         (j) DIVIDENDS CREDITED AGAINST EARLIEST ACCUMULATED BUT UNPAID DIVIDENDS. Any dividend payment made on shares of Municipal Preferred shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares.
Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend
Payment Date, to the Holders as their names appear on the record books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

         (k) DIVIDENDS DESIGNATED AS EXEMPT-INTEREST DIVIDENDS. Dividends on shares of Municipal Preferred shall be designated as exempt-interest dividends up to the amount of tax-exempt income of the
 Trust, to the extent permitted by, and for purposes of,
Section 852 of the Code.

         3.       GROSS-UP PAYMENTS.

         Holders of shares of Municipal Preferred shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration, this Statement and applicable law, dividends in an amount equal to the aggregate Gross-up Payment as follows:

         (a) TAXABLE ALLOCATION WITHOUT NOTICE. If, in the case of any Minimum Rate Period or any Special Rate Period of 28 Rate
Period Days or fewer, or in the case of any other Special Rate Period, the Trust allocates any net capital gain or other income taxable for Federal income tax purposes to a dividend paid on shares of Municipal Preferred without having given advance notice thereof to the Auction Agent as provided in paragraph 5 of Part II of this Statement (such allocation being referred to herein as a Taxable Allocation) solely by reason of the fact that such allocation is made retroactively as a result of the redemption of all or a portion of the outstanding shares of Municipal Preferred or the liquidation of the Trust, the Trust shall, prior to the end of the fiscal year in which such dividend was paid or within 90 days (and generally within 60 days) after the end of the Trusts fiscal year for which a retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and direct the Trusts dividend disbursing agent to send such notice with a Gross-up Payment to each Holder of such shares that was entitled to such dividend payment with respect to the Municipal Preferred during such fiscal year at such Holders address as the same appears or last appeared on the record books of the Trust. The Trust, within 30 days after such notice is given to the Auction Agent, will pay to the Auction Agent
(who then will distribute to such holders of Municipal Preferred), out of funds legally available therefor, an amount equal to the aggregate Gross-up Payment with respect to all retroactive Taxable Allocations made to such holder during the fiscal year in question.

If the Trust does not give advance notice of the amount of taxable income to be included in a dividend on shares of Municipal
Preferred in the related Auction, the Trust may include such taxable income in a dividend on shares of Municipal Preferred if it increases the dividend by an additional amount calculated as if such income were a retroactive Taxable Allocation and the additional amount was a Gross-up Payment. See paragraph 5 of Part II of this Statement.

         (b) NO GROSS-UP PAYMENTS IN THE EVENT OF A REALLOCATION. The Trust shall not be required to make Gross-up Payments with respect to any net capital gain or other taxable income determined by the
 Internal Revenue Service to be allocable in a manner different from that allocated by the Trust.

         4.       DESIGNATION OF SPECIAL RATE PERIODS.

         (a)      LENGTH OF AND PRECONDITIONS FOR SPECIAL RATE PERIOD.
 The Trust, at its option, may designate any succeeding
Subsequent Rate Period of shares of a series of Municipal Preferred as a
 Special Rate Period consisting of a specified number of Rate
Period Days evenly divisible by seven and not more than 1,820, subject to adjustment as provided in subparagraph (b) of this paragraph 4. A designation of a Special Rate Period shall be effective only if (A) notice thereof shall have been given in accordance with subparagraphs (c) and (d)(i) of this paragraph 4, (B) an
 Auction for shares of such series shall have been held on the Auction Date immediately preceding the first day of such proposed Special Rate Period and Sufficient Clearing Bids for shares of such series shall have existed in such Auction, and (C) if any Notice of
 Redemption shall have been mailed by the Trust pursuant to paragraph 11(c) of this Part I with respect to any shares of such series, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent. In the event the Trust wishes to designate any succeeding Subsequent Rate Period for shares of a series of Municipal Preferred as a Special Rate Period consisting of more than 28 Rate Period Days, the Trust shall notify S&P
(if S&P is then rating such series) and Moodys (if Moodys is then rating such series) in advance of the commencement of such Subsequent Rate Period that the Trust wishes to designate such Subsequent
 Rate Period as a Special Rate Period and shall provide S&P
(if S&P is then rating such series) and Moodys (if Moodys is then rating such series) with such documents as either may request.

         (b) ADJUSTMENT OF LENGTH OF SPECIAL RATE PERIOD. In the event the Trust wishes to designate a Subsequent Rate Period as a Special Rate Period, but the day following what would otherwise be the last day of such Special Rate Period is not (a) a Wednesday that is a Business Day in the case of a series of Municipal Preferred designated as Series T Municipal Preferred in this Part I, or
(b) a Friday that is a Business Day in the case of a series of Municipal Preferred designated as Series TH Municipal Preferred in this Part I, then the Trust shall designate such Subsequent Rate Period as a Special Rate Period consisting of the period commencing on the first day following the end of the immediately preceding Rate Period and ending (a) on the first Tuesday that is followed by a Wednesday that is a Business Day proceeding what would otherwise be such last day, in the case of Series T Municipal Preferred, or
(b) on the first Thursday that is followed by a Friday that is a Business Day proceeding what would otherwise be such last day in the case of Series TH Municipal Preferred.

         (c) NOTICE OF PROPOSED SPECIAL RATE PERIOD. If the Trust proposes to designate any succeeding Subsequent Rate Period of shares of a series of Municipal Preferred as a Special Rate Period pursuant to subparagraph (a) of this paragraph 4, not less than 20
(or such lesser number of days as may be agreed to from time to time by the
 Auction Agent) nor more than 30 days prior to the date the Trust proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), notice shall be (i) published or caused to be published by the Trust in a newspaper of general circulation to the financial community in The City of New York, New York, which carries financial news, and (ii) mailed by the Trust by first-class mail, postage prepaid, to the Holders of shares of such series.
 Each such notice shall state (A) that the Trust may exercise its option to designate a succeeding Subsequent Rate Period of shares of such series as a Special Rate Period, specifying the first day thereof and (B) that the Trust will, by 11:00 A.M., New York City time, on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Auction Agent) notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Trust shall specify the Special Rate Period designated, or (y) its determination not to exercise such option.
         (d)      NOTICE OF SPECIAL RATE PERIOD.  No later than 11:00 A.M.,
New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period of shares of a series of Municipal Preferred as to which notice has been given as set forth in subparagraph (c) of this paragraph 4 (or such later time or date, or both, as may be agreed to by the Auction
Agent), the Trust shall deliver to the Auction Agent either:

                  (i)      a notice (Notice of Special Rate Period) stating
(A) that the Trust has determined to designate the next succeeding Rate Period of shares of such series as a Special Rate
 Period, specifying the same and the first day thereof, (B)
         the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason or (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction, (D) the scheduled Dividend Payment Dates for shares of such series during such Special Rate Period and (E) the Special Redemption Provisions, if any, applicable to shares of such series in respect of such Special Rate
         Period; such notice to be accompanied by a Municipal Preferred Basic Maintenance Report showing that, as of the third
         Business Day next preceding such proposed Special Rate Period, Moodys Eligible Assets (if Moodys is then rating such series) and S&P Eligible Assets (if S&P is then rating such series) each have an aggregate Discounted Value at least equal to the Municipal Preferred Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period, and (b) the Moodys Discount Factors applicable to Moodys Eligible Assets are determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definition of Moodys Discount Factor herein); or

                  (ii) a notice stating that the Trust has determined not to exercise its option to designate a Special Rate
         Period of shares of such series and that the next succeeding Rate Period of shares of such series shall be a Minimum Rate
         Period.

         (e) FAILURE TO DELIVER NOTICE OF SPECIAL RATE PERIOD. If the Trust fails to deliver either of the notices described in subparagraphs (d)(i) or (d)(ii) of this paragraph 4 (and, in the case of the notice described in subparagraph (d)(i) of this paragraph 4, a Municipal Preferred Basic Maintenance Report to the effect set forth in such subparagraph (if either Moodys or S&P is then rating the series in question)) with respect to any designation of any proposed Special Rate Period to the Auction Agent by
11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Auction Agent), the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in subparagraph (d)(ii) of this paragraph 4. In the event the Trust delivers to the Auction Agent a notice described in subparagraph (d)(i) of this paragraph 4, it shall file a copy of such notice with the Secretary of the Trust, and the contents of such notice shall be binding on the Trust. In the event the Trust delivers to the Auction Agent a notice described in subparagraph (d)(ii) of this paragraph 4, the Trust will provide Moodys
(if Moodys is then rating the series in question) and S&P (if S&P is then rating the series in question) a copy of such notice.

         5.       VOTING RIGHTS.

         (a) ONE VOTE PER SHARE OF MUNICIPAL PREFERRED. Except as otherwise provided in the Declaration, this paragraph 5 or as otherwise required by law, (i) each Holder of shares of Municipal Preferred shall be entitled to one vote for each share of Municipal
Preferred held by such Holder on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding
Preferred Shares, including each share of Municipal Preferred, and of Common Shares shall vote together as a single class; provided, however, that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of outstanding
Preferred Shares, including Municipal Preferred, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two trustees of the Trust, each Preferred Share, including each share of Municipal
 Preferred, entitling the holder thereof to one vote. Subject to subparagraph (b) of this paragraph 5, the holders of outstanding Common
 Shares and Preferred Shares, including Municipal
Preferred, voting together as a single class, shall elect the balance of the trustees.

         (b)      VOTING FOR ADDITIONAL TRUSTEES.

                  (i) VOTING PERIOD. During any period in which any one or more of the conditions described in subparagraphs (A)
         or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a Voting Period), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including shares of Municipal Preferred, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including Municipal Preferred, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

                  (A) if at the close of business on any dividend payment date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Share, including Municipal Preferred, equal to at least two full years dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                  (B) if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this subparagraph (b)(i).

                  (ii) NOTICE OF SPECIAL MEETING. As soon as practicable after the accrual of any right of the holders of
         Preferred Shares to elect additional trustees as described in subparagraph (b)(i) of this paragraph 5, the Trust shall notify the Auction Agent and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of trustees prescribed in subparagraph (b)(i) of this paragraph 5 on a one-vote-per-share basis.

                  (iii) TERMS OF OFFICE OF EXISTING TRUSTEES. The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the Holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

                  (iv) TERMS OF OFFICE OF CERTAIN TRUSTEES TO TERMINATE UPON TERMINATION OF VOTING PERIOD. Simultaneously with the termination of a Voting Period, the term of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to subparagraph (b)(i) of this paragraph 5 shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to subparagraph (b)(i) of this paragraph 5 shall cease, subject to the provisions of the last sentence of subparagraph (b)(i) of this paragraph 5.

         (c)  HOLDERS OF MUNICIPAL PREFERRED TO VOTE ON CERTAIN OTHER MATTERS.

                  (i) INCREASES IN CAPITALIZATION. So long as any shares of Municipal Preferred are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Municipal Preferred outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (a)
         authorize, create or issue any class or series of shares ranking prior to or on a parity with shares of Municipal Preferred with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional shares of any series of Municipal Preferred (except that, notwithstanding the foregoing, but subject to the provisions of paragraph 10(c) of this Part I, the Board of Trustees, without the vote or consent of the Holders of Municipal Preferred, may from time to time authorize and create, and the Trust may from time to time issue, additional shares of any series of Municipal Preferred or classes or series of Preferred Shares ranking on a parity with shares of Municipal Preferred with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust; provided, however, that if Moodys or S&P is not then rating the shares of Municipal Preferred, the aggregate liquidation preference of all Preferred Shares of the Trust outstanding after any such issuance, exclusive of accumulated and unpaid dividends, may not exceed $140,000,000) or (b)
         amend, alter or repeal the provisions of the Declaration, the By-laws, or this Statement, whether by merger, consolidation or otherwise, so as to materially affect any preference, right or power of such shares of Municipal Preferred or the Holders thereof; provided, however, that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers, (ii) a division of a share of Municipal Preferred will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of shares of Municipal
         Preferred and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to shares of
         Municipal Preferred with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, will be deemed to affect such preferences, rights or powers only if Moodys or S&P is then rating shares of Municipal Preferred and such issuance would, at the time thereof, cause the Trust not to satisfy the 1940 Act Municipal Preferred Asset Coverage or the Municipal Preferred Basic Maintenance Amount. So long as any shares of Municipal Preferred are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the shares of Municipal Preferred outstanding at th time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one or more series (the Affected Series) of Municipal Preferred in a manner different from any other series of Municipal Preferred, the Trust will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting at a separate class).

                  (ii) 1940 ACT MATTERS. Unless a higher percentage is provided for in the Declaration or this Statement, (A) the affirmative vote of the Holders of at least a majority of the Preferred Shares, including Municipal Preferred, outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Trust from a closed-end to an open-end investment company and (B) the affirmative vote of the Holders of a majority of the outstanding Preferred Shares, including Municipal Preferred, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares.
The affirmative vote of the Holders of a majority of the
         outstanding Preferred Shares, including Municipal Preferred, voting as a separate class, shall be required to approve any action not described in the first sentence of this paragraph 5(c)(ii) requiring a vote of security holders of the Trust under Section 13(a) of the 1940 Act. For purposes of the foregoing, majority of the outstanding Preferred Shares means
         (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of Municipal
         Preferred is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten
         Business Days prior to the date on which such vote is to be taken, notify Moodys (if Moodys is then rating the shares of
         Municipal Preferred) and S&P (if S&P is then rating the shares of Municipal Preferred) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Trust shall, not later than ten Business Days after the date on which such vote is taken, notify Moodys (if Moodys is then rating the shares of Municipal Preferred) and
         S&P (if S&P is then rating the shares of Municipal Preferred) of the results of such vote.

         (d) BOARD MAY TAKE CERTAIN ACTIONS WITHOUT SHAREHOLDER APPROVAL. The Board of Trustees, without the vote or consent of the shareholders of the Trust, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, or any provision of this Statement viewed by Moodys or S&P as a predicate for any such definition, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of shares of Municipal Preferred or the Holders thereof; provided, however, that the Board of Trustees receives written confirmation from Moodys (such confirmation being required to be obtained only in the event Moodys is rating the shares of Municipal
 Preferred and in no event being required to be obtained in the case of the definitions of (x) Deposit Securities, Discounted Value, and
 Other Issues as such terms apply to S&P Eligible Asset and (y) Pricing Services, S&P Discount Factor, S&P Eligible Asset, S&P Exposure
 Period, S&P Volatility Factor) and S&P (such confirmation being required to be obtained only in the event S&P is rating the shares of Municipal Preferred and in no event being required to be obtained in the case of the definitions of (x) Discounted Value , and Other Issues as such terms apply to Moodys
Eligible Asset, and (y) Moodys Discount Factor, Moodys Eligible Asset,
 Moodys Exposure Period and Moodys Volatility Factor) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moodys or S&P, as the case may be, to shares of Municipal Preferred:

Deposit Securities                                 Escrowed Bonds
Discounted Value                                   Market Value
Maximum Potential Gross-up                         Moodys Exposure Period
      Payment Liability                            Moodys Volatility Factor
Municipal Preferred Basic                          1940 Act Cure Date
      Maintenance Amount
Municipal Preferred Basic                          1940 Act Municipal Preferred
      Maintenance Cure Date                              Asset Coverage
Municipal Preferred Basic                          Other Issues
      Maintenance Report                           Pricing Services
Moodys Discount Factor                            Quarterly Valuation Date
      Moodys Eligible Asset
                                                   S&P Discount Factor
                                                   S&P Eligible Asset
                                                   S&P Exposure Period
                                                   S&P Volatility Factor
                                                   Valuation Date
                                                   Volatility Factor

         (e) VOTING RIGHTS SET placeFORTH HEREIN ARE SOLE VOTING RIGHTS. Unless otherwise required by law, the By-laws, this
Statement or by the Declaration, the Holders of shares of Municipal Preferred shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

         (f) NO PREEMPTIVE RIGHTS OR CUMULATIVE VOTING. The Holders of shares of Municipal Preferred shall have no preemptive rights or rights to cumulative voting.

         (g) VOTING FOR TRUSTEES SOLE REMEDY FOR TRUSTS FAILURE TO PAY DIVIDENDS. In the event that the Trust fails to pay any dividends on the shares of Municipal Preferred, the exclusive remedy of the Holders shall be the right to vote for Trustees pursuant to the provisions of this paragraph 5.

         (h) HOLDERS ENTITLED TO VOTE. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by the By-laws, this Statement, by the other provisions of this Statement or the Declaration, by statute or otherwise, no Holder shall be entitled to vote any share of Municipal Preferred and no share of Municipal Preferred shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph 11(c) of this
Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No shares of Municipal Preferred held by the Trust or any affiliate of the Trust (except for shares held by a Broker-Dealer that is an affiliate of the Trust for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

         6.       1940 ACT MUNICIPAL PREFERRED ASSET COVERAGE.

         The Trust shall maintain, as of the last Business Day of each month in which any share of Municipal Preferred is outstanding, the 1940 Act Municipal Preferred Asset Coverage.

         7.       MUNICIPAL PREFERRED BASIC MAINTENANCE AMOUNT.

         (a) So long as shares of Municipal Preferred are outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date,
 (i) S&P Eligible Assets having an aggregate
Discounted Value equal to or greater than the Municipal Preferred Basic
 Maintenance Amount (if S&P is then rating the shares of Municipal Preferred) and (ii) Moodys Eligible Assets having an aggregate
 Discounted Value equal to or greater than the Municipal
Preferred Basic Maintenance Amount (if Moodys is then rating the shares of Municipal Preferred).

         (b) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the Municipal Preferred Basic Maintenance Amount, and on the
 third Business Day after the Municipal Preferred Basic
Maintenance Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to S&P (if S&P is then rating the shares of Municipal Preferred), Moodys (if Moodys is then rating the shares of Municipal Preferred) and the Auction Agent (if either S&P or Moodys is then rating the shares of Municipal Preferred) a Municipal Preferred Basic Maintenance Report as of the date of such failure or such Municipal Preferred Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy of telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next
 Business Day the full Municipal Preferred Basic
Maintenance Report.

         The Trust shall also deliver a Municipal Preferred Basic Maintenance Report to the Auction Agent, Moodys (if Moodys is then rating the shares of Municipal Preferred) and S&P (if S&P is then rating the shares of Municipal Preferred) as of any Quarterly
Valuation Date, in each case on or before the third Business Day after such day, and S&P, as of any biweekly Valuation Date, in each case on or before the third Business Day after such day for the first year.
 The Trust will also deliver a Municipal Preferred Basic
Maintenance Report to Moodys (if Moodys is then rating the shares of the
 Municipal Preferred) and S&P (if S&P is then rating the shares of the Municipal Preferred) if and when requested by S&P or Moodys for any Valuation Date, on or before the third Business
Day after such request. A failure by the Trust to deliver a Municipal Preferred Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Municipal Preferred Basic
 Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Municipal Preferred Basic Maintenance
 Amount, as of the relevant Valuation Date.

         (c) Within ten Business Days after the date of delivery of a Municipal Preferred Basic Maintenance Report in accordance with subparagraph (b) of this paragraph 7 relating to a Quarterly Valuation Date, the Trust shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the shares of Municipal Preferred), Moodys (if Moodys is then rating the shares of Municipal Preferred) and the Auction Agent (if either S&P or Moodys is then rating the shares of Municipal Preferred) (i) the mathematical accuracy of the calculations reflected in such Report; (ii) that, in such Report, the Trust determined in accordance with this paragraph whether the Trust had, at such Quarterly Valuation Date, S&P Eligible Assets (if S&P is then rating the shares of Municipal Preferred) of an aggregate Discounted Value at least equal to the
 Municipal Preferred Basic Maintenance Amount and Moodys
Eligible Assets (if Moodys is then rating the shares of Municipal Preferred) of an aggregate Discounted Value at least equal to the Municipal Preferred Basic Maintenance Amount (such confirmation being herein called the Accountants Confirmation); (iii) the written or published price quotations used in such calculations conform to such written or published price quotations; and (iv) the eligible assets held in the issuers portfolio conform to the definition of S&P Eligible Assets.

         (d) Within ten Business Days after the date of delivery of a Municipal Preferred Basic Maintenance Report in accordance with subparagraph (b) of this paragraph 7 relating to any Valuation Date on which the Trust failed to satisfy the Municipal Preferred
Basic Maintenance Amount, and relating to the Municipal Preferred Basic
 Maintenance Cure Date with respect to such failure to satisfy the Municipal Preferred Basic Maintenance Amount, the Trust shall cause the Independent Accountant to provide to S&P (if S&P is then rating the shares of Municipal Preferred), Moodys (if Moodys is then rating the shares of Municipal Preferred) and the Auction
Agent (if either S&P or Moodys is then rating the shares of Municipal Preferred) an Accountants Confirmation as to such Municipal
Preferred Basic Maintenance Report.

         (e) If any Accountants Confirmation delivered pursuant to subparagraph (c) or (d) of this paragraph 7 shows that an error was made in the Municipal Preferred Basic Maintenance Report for a
 particular Valuation Date for which such Accountants
Confirmation was required to be delivered, or shows that a lower aggregate
 Discounted Value for the aggregate of all S&P Eligible
Assets (if S&P is then rating the shares of Municipal Preferred) or Moodys Eligible Assets (if Moodys is then rating the shares of Municipal Preferred), as the case may be, of the Trust was determined by the
 Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Municipal Preferred Basic Maintenance Report to S&P (if
 S&P is then rating the shares of Municipal Preferred), Moodys (if Moodys is then rating the shares of Municipal Preferred) and the Auction Agent (if either S&P or Moodys is then rating the shares of Municipal Preferred) promptly following receipt by the Trust of such Accountants Confirmation.

         (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of any shares of Municipal Preferred, the Trust shall complete and deliver to S&P (if S&P is then rating the shares of Municipal Preferred) and Moodys (if Moodys is then rating the shares of Municipal Preferred) a
 Municipal Preferred Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such
 Date of Original Issue, the Trust shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the shares of Municipal Preferred) (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the Discounted Value of S&P Eligible Assets reflected thereon equals or exceeds the Municipal Preferred Basic Maintenance Amount reflected thereon.

         (g) On or before 5:00 p.m., New York City time, on the third Business Day after either (i) the Trust shall have redeemed
Common or Preferred Shares or (ii) the ratio of the Discounted Value of S&P
 Eligible Assets or the Discounted Value of Moodys
Eligible Assets to the Municipal Preferred Basic Maintenance Amount is less than or equal to 110%, the Trust shall complete and deliver to S&P (if S&P is then rating the shares of Municipal Preferred) or
 Moodys (if Moodys is then rating the shares of Municipal Preferred), as the case may be, a Municipal Preferred Basic Maintenance Report as of the date of either such event.

         8.       [RESERVED].

         9.       RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

         (a) DIVIDENDS ON PREFERRED SHARES OTHER THAN MUNICIPAL PREFERRED. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with shares of Municipal Preferred for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of Municipal Preferred through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of Municipal Preferred through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with shares of Municipal Preferred through their most recent respective dividend payment dates, all dividends declared upon shares of Municipal Preferred and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with shares of Municipal Preferred shall be declared pro rata so that the amount of dividends declared per share on shares of Municipal Preferred and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of Municipal Preferred and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of Municipal Preferred shall be based on the Applicable Rate for such shares for the Dividend Periods during which dividends were not paid in full).

         (b) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO COMMON SHARES UNDER THE 1940 ACT. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

         (c)      OTHER RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.
 For so long as any share of Municipal Preferred is outstanding, and except as set forth in subparagraph (a) of this paragraph 9 and paragraph 12(c) of this Part I, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding
up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the shares of Municipal
Preferred as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any
 Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each series of Municipal Preferred through its most recently ended
 Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Trust has redeemed the full number of shares of Municipal Preferred required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to shares of Municipal Preferred as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moodys
Eligible Assets (if Moodys is then rating the shares of Municipal Preferred) and S&P Eligible Assets (if S&P is then rating the shares of Municipal Preferred) would each at least equal the Municipal
 Preferred Basic Maintenance Amount.

         10.      RATING AGENCY RESTRICTIONS.

         For so long as any shares of Municipal Preferred are outstanding and Moodys or S&P, or both, are rating such shares, the Trust will not, unless it has received confirmation from Moodys or S&P, or both, as appropriate, that any such action would not impair the ratings then assigned by such rating agency to such shares, engage in any one or more of the following transactions:

         (a) purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options
(except covered put options) or call options (except covered call options)
 on portfolio securities except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the
 Municipal Index) or United States Treasury Bonds or
Notes (Treasury Bonds) and write, purchase or sell put and call options on such contracts (collectively, Hedging Transactions), subject to the following limitations:

                  (i) the Trust will not engage in any Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trusts taking an opposite position thereto (Closing
         Transactions)), which would cause the Trust at the time of such transaction to own or have sold the least of (A) more than
         1,000 outstanding futures contracts based on the Municipal Index, (B) outstanding futures contracts based on the Municipal
         Index exceeding in number 25% of the quotient of the Market Value of the Trusts total assets divided by $1,000 or (C)
         outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily open interest futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

                  (ii) the Trust will not engage in any Hedging Transaction based on Treasury Bonds (other than Closing
         Transactions) which would cause the Trust at the time of such transaction to own or have sold the lesser of (A) outstanding futures contracts based on Treasury Bonds exceeding in number 50% of the quotient of the Market Value of the Trusts total assets divided by $100,000 ($200,000 in the case of the two-year United States Treasury Note) or (B) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on
         Treasury Bonds in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

                  (iii) the Trust will engage in Closing Transactions to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (A) the Trust does not have S&P Eligible
         Assets or Moodys Eligible Assets, as the case may be, with an aggregate Discounted Value equal to or greater than the
         Municipal Preferred Basic Maintenance Amount on two consecutive Valuation Dates and (B) the Trust is required to pay
         Variation Margin on the second such Valuation Date;

                  (iv) the Trust will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and

                  (v) when the Trust writes a futures contract or option thereon, it will either maintain an amount of cash, cash equivalents or high grade (rated A or better by S&P or Moodys, as the case may be), fixed-income securities in a segregated account with the Trusts custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trusts broker with respect to such futures contract or option equals the Market
         Value of the futures contract or option, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.

         For purposes of determining whether the Trust has S&P Eligible Assets or Moodys Eligible Assets, as the case may be,
Initial and Variation Margin will not constitute eligible assets. Segregated Securities will constitute eligible assets, discounted at the factor equal to the exposure period.

         (b) borrow money, except that the Trust may, without obtaining the written confirmation described above, borrow money for the purpose of clearing securities transactions if (i) the Municipal Preferred Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing (which shall mean, for purposes of the calculation of the Municipal Preferred Basic
Maintenance Amount, adding the amount of the liability for such borrowing to the calculation of the Municipal Preferred Basic
Maintenance Amount under subparagraph (F) under the definition of that term in Part I of this Statement) and (ii) such borrowing (A) is privately arranged with a bank or other person and is evidenced by a promissory note or other evidence of indebtedness that is not intended to be publicly distributed or (B) is for temporary purposes, is evidenced by a promissory note or other evidence of indebtedness and is an amount not exceeding 5 per centum of the value of the total assets of the Trust at the time of the borrowing;
for purposes of the foregoing, temporary purposes means that the borrowing is to be repaid within sixty days and is not to be extended or renewed;

         (c) issue additional shares of any series of Municipal Preferred or any class or series of shares ranking prior to or on a parity with shares of Municipal Preferred with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust, or reissue any shares of Municipal Preferred previously purchased or redeemed by the Trust;

         (d)      engage in any short sales of securities;

         (e)      lend securities;

         (f)      merge or consolidate into or with any corporation;

         (g)      change the Trusts primary Pricing Services; or

         (h)      enter into reverse repurchase agreements.

         11.      REDEMPTION.

         (a)      OPTIONAL REDEMPTION.

                  (i) Subject to the provisions of subparagraph (v) of this subparagraph (a), shares of Municipal Preferred of any series may be redeemed, at the option of the Trust, as a whole or from time to time in part, on the second Business Day preceding any Dividend Payment Date for shares of such series, out of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; provided, however, that (1) shares of a series of Municipal Preferred may not be redeemed in part if after such partial redemption fewer than 500 shares of such series remain outstanding; (2) unless otherwise provided herein, shares of a series of Municipal Preferred are redeemable by the Trust during the Initial Rate Period thereof only on the second Business
Day next preceding the last Dividend Payment Date for such Initial Rate Period; and (3) subject to subparagraph (ii) of this paragraph, (a) the Notice of Special Rate Period relating to a Special Rate Period of shares of a series of Municipal Preferred, as delivered to the Auction Agent and filed with the Secretary of the Trust, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Rate Period (except as provided in subparagraph (iv) of this subparagraph (a)) or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein (Special Redemption Provisions).

                  (ii) A Notice of Special Rate Period relating to shares of a series of Municipal Preferred for a Special Rate
         Period thereof may contain Special Redemption Provisions only if the Trusts Board of Trustees, after consultation with the
         Broker-Dealer or Broker-Dealers for such Special Rate Period of shares of such series, determines that such Special
         Redemption Provisions are in the best interest of the Trust.

                  (iii) If fewer than all of the outstanding shares of a series of Municipal Preferred are to be redeemed pursuant to subparagraph (i) of this subparagraph (a), the number of shares of such series to be redeemed shall be determined by the
         Board of Trustees, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

                  (iv) Subject to the provisions of subparagraph (v) of this subparagraph (a), shares of any series of Municipal
         Preferred may be redeemed, at the option of the Trust, as a whole but not in part, out of funds legally available therefor, on the first day following any Dividend Period thereof included in a Rate Period consisting of more than 364 Rate Period
         Days if, on the date of determination of the Applicable Rate for shares of such series for such Rate Period, such Applicable
         Rate equaled or exceeded on such date of determination the Treasury Note Rate for such Rate Period, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) to the date fixed for redemption.

                  (v) The Trust may not on any date mail a Notice of Redemption pursuant to subparagraph (c) of this paragraph 11 in respect of a redemption contemplated to be effected pursuant to this subparagraph (a) unless on such date (a) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of shares of Municipal
         Preferred by reason of the redemption of such shares on such redemption date and (b) the Discounted Value of Moodys
         Eligible Assets (if Moodys is then rating the shares of Municipal Preferred) and the Discounted Value of S&P Eligible
         Assets (if S&P is then rating the shares of Municipal Preferred) each at least equal the Municipal Preferred Basic
         Maintenance Amount, and would at least equal the Municipal Preferred Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (b) of the preceding sentence whether the Discounted Value of Moodys Eligible Assets at least equals the Municipal Preferred Basic Maintenance
         Amount, the Moodys Discount Factors applicable to Moodys Eligible Assets shall be determined by reference to the first
         Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definition of Moodys
         Discount Factor herein.

         (b) MANDATORY REDEMPTION. The Trust shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Trustees for redemption, certain of the shares of Municipal Preferred, if the Trust fails to have either Moodys Eligible Assets with a Discounted
Value, or S&P Eligible Assets with a Discounted Value, greater than or equal to the Municipal Preferred Basic Maintenance Amount or fails to maintain the 1940 Act Municipal Preferred Asset Coverage, in accordance with the requirements of the rating agency or agencies then rating the shares of Municipal Preferred, and such failure is not cured on or before the Municipal Preferred Basic
Maintenance Cure Date or the 1940 Act Cure Date, as the case may be (the
 Cure Date). The number of shares of Municipal Preferred to be redeemed shall be equal to the lesser of (i) the minimum number of shares of Municipal Preferred, together with all other
Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Trusts having both Moodys Eligible Assets with a Discounted Value, and S&P Eligible Assets with a Discounted Value, greater than or equal to the Municipal Preferred Basic Maintenance Amount or maintaining the 1940 Act Municipal Preferred Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of shares of Municipal Preferred and other Preferred
 Shares the redemption or retirement of which would have had such result, all shares of Municipal Preferred and Preferred Shares then outstanding shall be redeemed), and (ii) the maximum number of shares of Municipal Preferred, together with all other
 Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration, the By-laws, this Statement and applicable law. In determining the shares of Municipal
 Preferred required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the Municipal Preferred Basic Maintenance Amount or the 1940 Act Municipal Preferred Asset Coverage, as the case may be, pro rata among shares of Municipal Preferred and other Preferred
Shares (and, then pro rata among each series of Municipal Preferred) subject to redemption or retirement. The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 20 days nor later than 40 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of Municipal Preferred and other Preferred Shares which are subject to redemption or retirement or the Trust otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Trust shall redeem those shares of Municipal
Preferred and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of
 Municipal Preferred are to be redeemed pursuant to this subparagraph (b), the number of shares of such series to be redeemed shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such
 Holders.

         (c) NOTICE OF REDEMPTION. If the Trust shall determine or be required to redeem shares of a series of Municipal
Preferred pursuant to subparagraph (a) or (b) of this paragraph 11, it shall mail a Notice of Redemption with respect to such redemption by first class mail, postage prepaid, to each Holder of the shares of such series to be redeemed, at such Holders address as the same appears on the record books of the Trust on the record date established by the Board of Trustees. Such Notice of Redemption shall be so mailed not less than 20 nor more than 45 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of shares of Municipal Preferred to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the
 Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (vii) the provisions of this paragraph 11 under which such redemption is made. If fewer than all shares of a series of Municipal Preferred held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Trust may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to subparagraph (a) of this paragraph 11 that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to make such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (d) NO REDEMPTION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding the provisions of subparagraphs (a) or (b) of this paragraph 11, if any dividends on shares of a series of Municipal Preferred
 (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series.

         (e) ABSENCE OF FUNDS AVAILABLE FOR REDEMPTION. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Declaration, the By-laws, this Statement and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available.
Failure to redeem shares of Municipal Preferred shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares of which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Trusts failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the
 Trust may not have redeemed shares of Municipal Preferred for which a Notice of Redemption has been mailed, dividends may be declared and paid on shares of Municipal Preferred and shall include those shares of Municipal Preferred for which a Notice of Redemption has been mailed.

         (f) AUCTION AGENT AS TRUSTEE OF REDEMPTION PAYMENTS BY TRUST. All moneys paid to the Auction Agent for payment of the
Redemption Price of shares of Municipal Preferred called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

         (g) SHARES FOR WHICH NOTICE OF REDEMPTION HAS BEEN GIVEN ARE NO LONGER OUTSTANDING. Provided a Notice of Redemption has
been mailed pursuant to subparagraph (c) of this paragraph 11, upon the deposit with the Auction Agent (by noon on the Business Day fixed for redemption thereby, in funds available on that Business Day in The
 City of New York, New York) of funds sufficient to redeem the shares of Municipal Preferred that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraphs 2(e)(i) and 3 of this
 Part I. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption
 Price shall be paid by the Auction Agent to the Holders of shares of Municipal Preferred subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof.
The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the shares of Municipal Preferred called for redemption on such date and (ii) all other amounts to which Holders of shares of Municipal Preferred called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of shares of Municipal Preferred so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

         (h) COMPLIANCE WITH APPLICABLE LAW. In effecting any redemption pursuant to this paragraph 11, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable
StateMassachusetts law, but shall effect no redemption except in accordance with the 1940 Act and any applicable
StateplaceMassachusetts law.

         (i) ONLY WHOLE SHARES OF MUNICIPAL PREFERRED MAY BE REDEEMED. In the case of any redemption pursuant to this paragraph
11, only whole shares of Municipal Preferred shall be redeemed, and in the event that any provision of the Declaration, the By-laws or this Statement would require redemption of a fractional share, the Auction
 Agent shall be authorized to round up so that only whole shares are redeemed.

         12.      LIQUIDATION RIGHTS.

         (a) RANKING. The shares of a series of Municipal Preferred shall rank on a parity with each other, with shares of any other series of Municipal Preferred and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

         (b) DISTRIBUTIONS UPON LIQUIDATION. Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of shares of Municipal
 Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the Municipal Preferred upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distributions in same-day funds, together with any payments required to be made pursuant to paragraph 3 of this Part I in connection with the liquidation of the Trust. After the payment to the Holders of the shares of Municipal Preferred of the full preferential amounts provided for in this subparagraph (b), the holders of Municipal Preferred as such shall have no right or claim to any of the remaining assets of the Trust.

         (c) PRO RATA DISTRIBUTIONS. In the event the assets of the Trust available for distribution to the Holders of shares of Municipal Preferred upon any dissolution, liquidation, or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to subparagraph (b) of this paragraph
12, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the shares of Municipal Preferred with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Municipal Preferred, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         (d) RIGHTS OF JUNIOR SHARES. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the shares of Municipal Preferred with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been made in full to the Holders of the shares of Municipal
Preferred as provided in subparagraph (b) of this paragraph 12, but not prior thereto, any other series or class or classes of shares ranking junior to the shares of Municipal Preferred with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the
 Holders of the shares of Municipal Preferred shall not be entitled to share therein.

         (e) CERTAIN EVENTS NOT CONSTITUTING LIQUIDATION. Neither the sale of all or substantially all of the property or business of the Trust, nor the merger or consolidation of the Trust into or with any trust, corporation or other entity nor the merger or consolidation of any trust, corporation or other entity into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this paragraph 12.

         13.      MISCELLANEOUS.

         (a) AMENDMENT OF THIS STATEMENT TO ADD ADDITIONAL SERIES. Subject to the provisions of subparagraph (c) of paragraph 10 of this Part I, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law), amend this Statement to (1) reflect any amendment hereto which the Board of Trustees is entitled to adopt pursuant to the terms of this Statement without shareholder approval or (2) add additional series of Municipal
Preferred or additional shares of a series of Municipal Preferred (and terms relating thereto) to the series and shares of Municipal
Preferred theretofore described thereon.  Each such additional series and all such additional shares shall be governed by the terms of this Statement.

         (b)      [RESERVED]

         (c) NO FRACTIONAL SHARES. No fractional shares of Municipal Preferred shall be issued.

         (d) STATUS OF SHARES OF MUNICIPAL PREFERRED REDEEMED, EXCHANGED OR OTHERWISE ACQUIRED BY THE TRUST. Shares of Municipal
Preferred which are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued
Preferred Shares without designation as to series.

         (e) BOARD MAY RESOLVE AMBIGUITIES. To the extent permitted by applicable law, the Board of Trustees may interpret, adjust or amend the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Statement with respect to any series of Municipal Preferred prior to this issuance of shares of such series.

         (f) HEADINGS NOT DETERMINATIVE. The headings contained in this Statement are for convenience of reference only and shall not affect the meaning or interpretation of this Statement.

         (g) NOTICES. All notices or communications, unless otherwise specified in this Statement, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.

                                                                PART II
                                                          AUCTION PROCEDURES

         1.       ORDERS.

         (a) Prior to the Submission Deadline on each Auction Date for shares of a series of Municipal Preferred:

                  (i) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

                           (A)      the number of Outstanding shares, if any,
of such series held by such Beneficial Owner which such
                  Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

                           (B)      the number of Outstanding shares, if any,
of such series held by such Beneficial Owner which such
                  Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                           (C)      the number of Outstanding shares, if
 any, of such series held by such Beneficial Owner which such
                  Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series; and

                  (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall not be less than the rate per annum specified by such
         Potential Beneficial Owner.

For purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B),
(i)(C), or (ii) of this subparagraph (a) is hereinafter referred to as an Order and collectively as Orders and each Beneficial
 Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction
 Agent, is hereinafter referred to as a Bidder and collectively as Bidders; an Order containing the information referred to in clause (i)(A) of this subparagraph (a) is hereinafter referred to as a Hold Order and collectively as Hold Orders; an Order containing the information referred to in clause (i)(B) or
(ii) of this subparagraph (a) is hereinafter referred to as a Bid and collectively as Bids; and an Order containing the information referred to in clause (i)(C) of this subparagraph (a) is hereinafter referred to as a Sell Order and collectively as Sell Orders.

         (b)      (i)      A Bid by a Beneficial Owner or an Existing Holder
 of shares of a series of Municipal Preferred subject to
         an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A)      the number of Outstanding shares of such
series specified in such Bid if the Applicable Rate for
                  shares of such series determined on such Auction Date shall be less than the rate specified therein;

                           (B)      such number or a lesser number of
Outstanding shares of such series to be determined as set forth in paragraph 4(a)(iv) of this Part II if the Applicable Rate for shares of such series determined on such Auction
                  Date shall be equal to the rate specified therein; or

                           (C)      the number of Outstanding shares of such
series specified in such Bid if the rate specified
                  therein shall be higher than the Maximum Rate for shares of such series, or such number or a lesser number of
                  Outstanding shares of such series to be determined as set forth in paragraph 4(b)(iii) of this Part II if the rate specified therein shall be higher than the Maximum Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

                  (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of Municipal Preferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A)      the number of Outstanding shares of such
series specified in such Sell Order; or

                           (B)      such number or a lesser number of
Outstanding shares of such series as set forth in paragraph
                  4(b)(iii) of this Part II if Sufficient Clearing Bids for shares of such series do not exist;

         provided, however, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of Municipal Preferred shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph 2(c) of this Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of paragraph 7 of this Part II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealers records, such Broker-Dealer believes it is not the
         Existing Holder of such shares.

                  (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of shares of a series of Municipal Preferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                           (A)      the number of Outstanding shares of
such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                           (B)      such number or a lesser number of
Outstanding shares of such series as set forth in paragraph
                  4(a)(v) of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

         (c) No Order for any number of shares of Municipal Preferred other than whole shares shall be valid.

         2.       SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

         (a) Each Broker-Dealer shall submit in writing or over the internet to the Auction Agent prior to the Submission
Deadline on each Auction Date all Orders for shares of Municipal Preferred of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial
 Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                  (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

                  (ii) the aggregate number of shares of such series that are the subject of such Order;

                  (iii) to the extent that such Bidder is an Existing Holder of shares of such series:

                           (A)      the number of shares, if any, of such
series subject to any Hold Order of such Existing Holder;

                           (B)      the number of shares, if any, of such
series subject to any Bid of such Existing Holder and the
                  rate specified in such Bid; and

                           (C)      the number of shares, if any, of such
series subject to any Sell Order of such Existing Holder; and

                  (iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holders Bid.

         (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction
Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

         (c) If an Order or Orders covering all of the Outstanding shares of Municipal Preferred of a series held by any Existing
Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing
Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 28
 Rate Period Days, the Auction Agent shall deem a Sell
Order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

         (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding shares of Municipal Preferred of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                  (i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

                  (ii)     (A)      any Bid for shares of such series shall
be considered valid up to and including the excess of the
                  number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

                           (B)      subject to subclause (A), if more than one
 Bid of an Existing Holder for shares of such series is
                  submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                           (C)      subject to subclauses (A) and (B), if
 more than one Bid of an Existing Holder for shares of such
                  series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                           (D)      in any such event, the number, if any, of
such Outstanding shares of such series subject to any
                  portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a
                  Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

                  (iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

         (e) If more than one Bid for one or more shares of a series of Municipal Preferred is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.
         (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a
Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

         3. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE.

         (a) Not earlier than the Submission Deadline on each Auction Date for shares of a series of Municipal Preferred, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a Submitted Hold Order, a Submitted Bid or a Submitted Sell Order, as the case may be, or as a Submitted Order, and collectively as Submitted Hold Orders, Submitted Bids or Submitted Sell
 Orders, as the case may be, or as Submitted Orders) and shall determine for such series:

                  (i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the Available Municipal Preferred of such series);

                  (ii) from the Submitted Orders for shares of such series whether:

                           (A)      the number of Outstanding shares of such
series subject to Submitted Bids of Potential Holders
                  specifying one or more rates equal to or lower than the Maximum Rate for shares of such series;

                  exceeds or is equal to the sum of:

                           (B)      the number of Outstanding shares of such
 series subject to Submitted Bids of Existing Holders
                  specifying one or more rates higher than the Maximum Rate for shares of such series; and

                           (C)      the number of Outstanding shares of such
series subject to Submitted Sell Orders

                  (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted
                  Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as Sufficient
                  Clearing Bids for shares of such series); and

                  (iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted
         Bids (the Winning Bid Rate for shares of such series) which if:

                           (A)      (I)  each such Submitted Bid of Existing
Holders specifying such lowest rate and (II) all other
                  such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

                           (B)      (I)  each such Submitted Bid of Potential
Holders specifying such lowest rate and (II) all other
                  such Submitted Bids of Potential Holders specifying lower rates were accepted;

         would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential
         Holders described in subclause (B) above, would equal not less than the Available Municipal Preferred of such series.

         (b) Promptly after the Auction Agent has made the determinations pursuant to subparagraph (a) of this paragraph 3, the
Auction Agent shall advise the Trust of the Maximum Rate for shares of the series of Municipal Preferred for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for shares of such series for the next succeeding Rate Period thereof as follows:

                  (i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

                  (ii) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the
         Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such series; or

                  (iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Applicable
         Rate for all shares of such series for the next succeeding Rate Period thereof shall be as set forth in subparagraph (c) of this paragraph 3.

         (c) For purposes of subparagraph (b)(iii) of this paragraph 3, the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be equal to the lesser of the Kenny Index (if such Rate Period consists of fewer than 183 Rate Period Days) or the product of (A) (I) the AA Composite Commercial Paper Rate on such Auction Date for such
Rate Period, if such Rate Period consists of fewer than 183 Rate Period Days;
 (II) the Treasury Bill Rate on such Auction Date for such Rate Period, if such Rate Period consists of more than 182 but fewer than 365 Rate Period Days; or (III) the Treasury Note Rate on such Auction Date for such Rate Period, if such Rate Period is more than
 364 Rate Period Days (the rate described in the foregoing clause (A)(I), (II) or (III), as applicable, being referred to herein as the Benchmark Rate) and (B) 1 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income, whichever is greater; provided, however, that if the Trust has notified the Auction Agent of its intent to allocate to shares of such series in such Rate Period any net capital gains or other income taxable for Federal income tax purposes (Taxable Income), the Applicable Rate for shares of such series for such Rate Period will be (i) if the Taxable Yield Rate
(as defined below) is greater than the Benchmark Rate, then the Benchmark Rate, or (ii) if the Taxable Yield Rate is less than or equal to the Benchmark Rate, then the rate equal to the sum of (x) the lesser of the Kenny Index (if such Rate Period consists of fewer than 183 Rate Period Days) or the product of the Benchmark Rate multiplied by the factor set forth in the preceding clause (B) and (y) the product of the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax applicable to ordinary income, whichever is greater, multiplied by the Taxable Yield
Rate. For purposes of the foregoing, Taxable Yield Rate means the rate determined by (a) dividing the amount of Taxable Income available for distribution per such share of Municipal Preferred by the number of days in the Dividend Period in respect of which such Taxable Income is contemplated to be distributed, (b) multiplying the amount determined in (a) above by 365 (in the case of a Dividend Period of 7 Rate Period Days) or 360 (in the case of any other
 Dividend Period), and (c) dividing the amount determined in
(b) above by $25,000.

         4.       ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED
SELL ORDERS AND ALLOCATION OF SHARES. Existing Holders shall continue to hold the shares of Municipal Preferred that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to subparagraph (a) of paragraph 3 of this Part II, the Submitted
 Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

         (a) If Sufficient Clearing Bids for shares of a series of Municipal Preferred have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of subparagraphs (d) and (e) of this paragraph
4, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

                  (i) Existing Holders Submitted Bids for shares of such series specifying any rate that is higher than the
         Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the shares of
         Municipal Preferred subject to such Submitted Bids;

                  (ii) Existing Holders Submitted Bids for shares of such series specifying any rate that is lower than the
         Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Municipal Preferred subject to such Submitted Bids;

                  (iii) Potential Holders Submitted Bids for shares of such series specifying any rate that is lower than the
         Winning Bid Rate for shares of such series shall be accepted;

                  (iv) Existing Holders Submitted Bids for shares of such series specifying a rate that is equal to the Winning
         Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the share of
         Municipal Preferred subject to such Submitted Bid, unless the number of Outstanding shares of Municipal Preferred subject to all such Submitted Bids shall be greater than the number of shares of Municipal Preferred (remaining shares) in the excess of the Available Municipal Preferred of such series over the number of shares of Municipal Preferred subject to Submitted
         Bids described in clauses (ii) and (iii) of this subparagraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold shares of Municipal Preferred subject to such Submitted Bid, but only in an amount equal to the number of shares of Municipal Preferred of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of
         Outstanding shares of Municipal Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Municipal Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

                  (v) Potential Holders Submitted Bids for shares of such series specifying a rate that is equal to the Winning
         Bid Rate of Shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available Municipal Preferred of such series over the number of shares of Municipal Preferred subject to Submitted Bids described in clauses (ii) through (iv) of this subparagraph (a) by a fraction, the numerator of which shall be the number of Outstanding shares of Municipal Preferred subject to such Submitted Bids and the denominator of which shall be the aggregate number of Outstanding shares of Municipal
         Preferred subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid
         Rate for shares of such series.

         (b) If Sufficient Clearing Bids for shares of a series of Municipal Preferred have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of subparagraph (d) of this paragraph 4, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

                  (i) Existing Holders Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the shares of Municipal Preferred subject to such Submitted Bids;

                  (ii) Potential Holders Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be accepted;
and

                  (iii) Existing Holders Submitted Bids for shares of such series specifying any rate that is higher than the
         Maximum Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or
         Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this subparagraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or
         Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

         (c) If all of the Outstanding shares of a series of Municipal Preferred are subject to Submitted Hold Orders, all
Submitted Bids for shares of such series shall be rejected.

         (d) If, as a result of the procedures described in clause (iv) or (v) of subparagraph (a) or clause (iii) of subparagraph (b) of this paragraph 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of
 Municipal Preferred on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of Municipal Preferred of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Municipal Preferred.

         (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this paragraph 4, any Potential Holder would be entitled or required to purchase less than a whole share of series of Municipal Preferred on any Auction Date, the Auction
Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of Municipal Preferred of such series for purchase among Potential Holders so that only whole shares of Municipal
 Preferred of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing shares of Municipal Preferred of such series on such Auction Date.

         (f) Based on the results of each Auction for shares of a series of Municipal Preferred, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each
 Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential
Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, shares of Municipal Preferred of such series. Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of Municipal
Preferred with respect to whom a Broker-Dealer submitted a Bid to the Auction
 Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of shares of Municipal Preferred that have been made in respect of Potential Holders or Potential Beneficial Owners
 Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such
 Potential Holders and Potential Beneficial Owners.

         (g) Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective
Agent Member to deliver shares of Municipal Preferred of any series or to pay for shares of Municipal Preferred of any series sold or purchased pursuant to the Auction Procedures or otherwise.

         5. NOTIFICATION OF ALLOCATIONS. Except as noted below, whenever the Trust intends to include any net capital gain or other income taxable for Federal income tax purposes in any dividend on shares of Municipal Preferred, the Trust shall, in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and may, in the case of any other Special Rate
Period, notify the Auction Agent of the amount to be so included not later than the Dividend Payment Date next preceding the Auction
Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Trust, it will be required in turn to notify each Broker-Dealer, who, on or prior to such Auction Date, in accordance with its Broker-Dealer Agreement, will be required to notify its Beneficial Owners and Potential Beneficial Owners of shares of Municipal
Preferred believed by it to be interested in submitting an Order in the Auction to be held on such Auction Date. The Trust may also include such net capital gain or other income taxable for federal income tax purposes in a dividend on shares of Municipal Preferred without giving advance notice if the dividend is increased by a Gross-up Payment. The Trust must notify the Auction Agent of the additional amounts to be included in such dividend at least five Business Days prior to the applicable Dividend Payment Date.

         6. AUCTION AGENT. For so long as any shares of Municipal Preferred are outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its affiliates (which however, may engage or have engaged in business transactions with the Trust or its affiliates) and at no time shall the Trust or any of its affiliates act as the Auction Agent in connection with the Auction Procedures.  If the Auction
Agent resigns or for any reason its appointment is terminated during any period that any shares of Municipal Preferred are outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction
 Agents registry of Existing Holders of shares of a series of Municipal Preferred shall be conclusive and binding on the Broker-Dealers.
 A Broker-Dealer may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for shares of a series of Municipal Preferred and 9:30 a.m. on the Auction
Date for such Auction to ascertain the number of shares of a series in respect of which the Auction Agent has determined such Broker-Dealer to be an Existing Holder. If such Broker-Dealer believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to such Broker-Dealers inquiry, such Broker-Dealer may so inform the Auction Agent of that belief. Such Broker-Dealer shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to such Broker-Dealers inquiry.

         7. TRANSFER OF SHARES OF MUNICIPAL PREFERRED. Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of shares of Municipal Preferred only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer;
provided, however, that (a) a sale, transfer or other disposition of shares of Municipal Preferred from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph 7 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the
 Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

         8. GLOBAL CERTIFICATE. Prior to the commencement of a Voting Period, (i) all of the shares of a series of Municipal
Preferred outstanding from time to time shall be represented by one global certificate registered in the name of the Securities
Depository or its nominee and (ii) no registration of transfer of shares of a series of Municipal Preferred shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.


130377

                                       MFS MUNICIPAL INCOME TRUST

                                         CERTIFICATE

         The undersigned hereby certifies that he is the Assistant Clerk and Assistant Secretary of MFS Municipal Income Trust, a
business trust organized and existing under the laws of The Commonwealth of
 Massachusetts (the Trust), that annexed hereto is the Statement creating two series of municipal auction rate cumulative preferred shares, dated December 4, 2000, and establishing the powers, qualifications, rights and preferences of the Municipal Auction Rate
 Cumulative Preferred Shares, Series T and Series TH of the Trust, which Statement has been adopted by the Board of Trustees of the
 Trust in a manner provided in the Trusts Declaration of Trust.


Dated this 24th day of June, 2008.

                                  __________________________________
                                  Susan S. Newton
                                  Assistant Clerk and Assistant Secretary